                                 FOURTH AMENDED
                       NOTE AND WARRANT PURCHASE AGREEMENT

         This Fourth Amended Note and Warrant Purchase Agreement amends and completely replaces the prior version of this Agreement. It remains effective as of the dates originally signed as to each Purchaser.

         NOTE AND WARRANT PURCHASE AGREEMENT, dated effective as of the date noted by their signature as to each Purchaser, by and among Integral Vision, Inc., a Michigan corporation (the "Company"), those purchasers listed on Exhibit A (each individually a "Purchaser " and collectively, the "Purchasers", which term shall include Class 1 Purchasers, Class 2 Purchasers and Class 3 Purchasers, as defined below, successors and assigns and any permitted transferees of the Notes or the Warrants) and Warren Cameron Asciutto & Blackmer, P.C., as Agent.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. SALE AND PURCHASE OF NOTES AND WARRANTS

         (a) The Company agrees to sell to the Purchasers and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein or made pursuant hereto, the Purchasers agree to purchase from the Company on the Closing Date specified in
Section 2 hereof, (i) a Note or Notes in the aggregate principal amount set forth opposite such Purchaser's name on Exhibit A hereto and (ii) upon the purchase of a Class 1 or Class 2 Note, a Warrant or Warrants for the number of shares of the Company's Common Stock set forth opposite such Purchaser's name on Exhibit A. The number of Class 2 Warrants purchased by a Class 2 Purchaser will be determined based on the amount of its Class 2 Note and the length of time such Note is outstanding, as more fully explained in Section 1(d), below. In addition, Class 2 Purchasers may elect to take interest of 12% per annum on their Class 2 Note instead of acquiring a Class 2 Warrant or Warrants. The aggregate purchase price to be paid to the Company by the Purchasers for such Notes and such Warrants is 100% of the principal amount of the Notes to be purchased by the Purchasers, which amount will be allocated in accordance with
Section 2(d) hereof.

         (b) As used herein, "Notes" means either "Class 1 Notes," "Class 2 Notes" or "Class 3 Notes" in a total aggregate amount outstanding at any time not to exceed $5,500,000,, however such $5,500,000 shall be decreased by the principal amount of any Class 1 Notes surrendered to exercise warrants, and any Class 3 Notes converted, to purchase the Company's common stock

                  i. "Class 1 Notes" means the aggregate in principal amount of the Company's 10% Secured Notes substantially in the form of the Note set forth as Exhibit B hereto. Interest on the Notes shall accrue from the Closing Date and, except as provided in
                           Section 1(c), below, shall be payable quarterly on the 30th day of March, June, September and December of each year (the "Quarterly Payment Dates"), commencing as to each Purchaser on June 30, 2004 (which first interest payment shall be

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                           for the period from and including the Closing Date
                           specified in Section 2 hereof through and including June 30, 2004) at the interest rates and in the manner specified in the forrn of Note attached hereto as Exhibit B. Principal on the Notes shall be paid in quarterly installments on the Quarterly Payment Dates beginning June 30, 2004. Notwithstanding the previous two sentences, in the event the Company's shareholders approve the proposal to increase the Company's authorized common stock to 30,000,000 shares as provided in Section 1(j), below, the initial interest payment on the Class 1 Notes shall be due, except as provided in Section 1(c), below, on April 1, 2005 and quarterly principal payments would be eliminated, with all principal to be paid at maturity. All Notes issued on or before April 15, 2002, in the total amount of $1,050,000 are Class 1 Notes. Class 1 Notes issued after April 15, 2002 will be subordinated to the Class 1 Notes issued on or before April 15, 2002 in their rights to receive payment under the Collateral Assignment, as defined below.

                  ii. "Class 2 Notes" means the aggregate in principal amount of the Company's 10% Secured Working Capital Notes due at the time the Accounts Receivable or the Letter of Credit proceeds on the orders specified in such Class 2 Note is received by the Company (or, in the case of the Subject Class 2 Notes, as defined in
                           Section 1(h), below, at the earlier of the time the Accounts Receivable or the Letter of Credit proceeds on the orders specified in such Class 2 Note is received by the Company or December 31, 2005). Each Class 2 Note will be substantially in the form of the Class 2 Note set forth as Exhibit D hereto. Interest on the Class 2 Notes shall accrue from the Closing Date at the rate of 10% (12% if elected and no Class 2 Warrant is received). Class 2 Notes will be issued to fund working capital needs to enable the Company to manufacture and ship specified orders and will be paid as the accounts receivable of the Letter of Credit proceeds on those specified orders are received. Payments will be applied first to accrued interest and then to principal. Where a Class 2 Purchaser holds more than one outstanding Class 2 Note secured by the same collateral, payments on such Notes will be applied first to the Class 2 Notes(s) having Warrants with the highest exercise price. In the event the Class 2 Notes are not paid by the Company out of receivables or Letter of Credit Proceeds and the Company defaults on its obligations on the Class 2 Notes, the Class 2 Notes will have rights to payment under the Collateral Assignment, as defined below, but such rights will be subordinate to the rights of the Class 1 Purchasers who purchased on or before April 15, 2002 and will be on a par with the Class 1 Purchasers who purchase after April 15, 2002. (The immediately preceding sentence applies to all Class 2 Notes, no matter when issued.) Class 2 Purchasers will have the right to payment out of the additional security granted to them in the Security Agreement in the Accounts and Inventory of the Company only in the event the Company voluntarily or involuntarily becomes subject to any proceedings under the Bankruptcy Code. At the time their Class 2
                           Note is issued or at any time their notes are outstanding, Class 2 Noteholders will have the option to elect to cease accruing Class 2 Warrants, as defined below, and to instead begin receiving interest on their Class 2 Note at the rate of 12%.

                  iii. "Class 3 Notes" means the aggregate in principal amount of the Company's 8% Secured Convertible Notes due on the dates specified in Sections 1(c)-(g), below, or on such other date as may be established by the Company's board of directors. Each Note will be substantially in the form of the Note set forth as Exhibit F hereto. Interest on the Notes shall accrue from the Closing Date and shall be payable semi-annually on the first day of July and January of each year (the "Semi-Annual Payment Dates"), commencing April 1, 2005 in the manner specified in the forrn of Note attached hereto as Exhibit F. Principal on the Notes shall be paid at maturity, unless sooner called by the Company or converted into common stock of the Company at the option of the Holder. Except as provided in Sections 1(c)-(h), below, the conversion rate for Class 3 Notes shall be set at the time of their issuance by the Company's board of directors. Class 3 Notes will be subordinated to the Class 1 Notes issued on or before April 15, 2002 and will be on a par with Class 1 Notes issued after April 15, 2002 and Class 2 Notes in their rights to receive payment under the Collateral Assignment, as defined below.

         (c) Accrued interest on outstanding Class 1 Notes as of December 31, 2003 will be exchanged for Class 3 Notes due July 3, 2006 and convertible into common stock of the Company at the rate of $0.75 per share.

         (d) Class 1 Purchasers who surrender their Class 1 Notes in payment of the exercise price of their associated Class 1 Warrants on or before June 30, 2004, may elect to receive Class 3 Notes for payment of the accrued interest due them on the surrendered Class 1 Notes. Such Class 3 Notes will be due July 3, 2006 and shall be convertible into common stock of the Company at the rate of $0.75 per share. The Company will have the option to require the electing Class 1 Purchasers to accept immediate cash payment of the accrued interest on the surrendered Class 1 Notes in lieu of issuing the Class 3 Notes. If no election is made by the Class 1 Purchaser upon surrender of the Class 1 Notes, the accrued interest on the surrendered Class 1 Notes shall be due on April 1, 2005.

         (e) It is acknowledged that Class 1 Notes numbered 1 through 18 were originally issued with Warrants which were exercisable at prices in excess of $0.25, but that the exercise price of those Warrants were subsequently reduced to $0.25 in return for concessions from the Noteholders Notes 1 through 18 therefor have principal amounts in excess of the amount necessary to exercise their related Warrants in the cumulative amount of $330,000. The $330,000 principal amount of Notes 1 through 18, together with the accrued interest on such principal amount from January 1, 2004 through the date of exchange, will be exchanged for Class 3 Notes due February 27, 2007 and shall be convertible into common stock of the Company at the rate of $0.75 per share.

         (f) It is acknowledged that as of February 29, 2004 the Company is indebted to Maxco, Inc. ("Maxco") in the amount of $138,854.90. Within 14 days of the date of this Fourth Amendment, Maxco shall convert such debt according to either, or a combination of, the following options:

                           (a) Such debt shall be exchanged for Class 3 Notes due July 3, 2006 and convertible into common stock of the Company at the rate of $0.75 per share.

                           (b) Such debt shall be exchanged for unsecured notes due July 1, 2005, with interest at prime plus .5%, which notes may be exchanged any time after June 30, 2004, at the option of Maxco, for Class 3 Notes due December 31, 2005 and with a conversion rate of $0.75 per share.

         (g) It is acknowledged that as of January 31, 2004, the Company is indebted to Warren Cameron Asciutto & Blackmer, P.C. ("Warren Cameron") in the amount of $353,991.56. Within 14 days of the date of this Fourth Amendment, Warren Cameron shall convert such debt according to either, or a combination of, the following options:

                           (a) Such debt shall be exchanged for Class 3 Notes due July 3, 2006 and convertible into common stock of the Company at the rate of $0.75 per share.

                           (b) Up to one half of such debt shall be exchanged for unsecured notes due July 1, 2005, with interest at 6.75%, which notes may be exchanged any time after June 30, 2004, at the option of Warren Cameron, for Class 3 Notes due December 31, 2005 and with a conversion rate of $0.75 per share.

         (h) Class 2 Notes outstanding at February 29, 2004 (except Class 2 Note Number 24) (the "Subject Class 2 Notes"), plus the interest then accrued on the Subject Class 2 Notes, may be exchanged for Class 3 Notes due December 31, 2005 any time after June 30, 2004. The Class 2 Purchasers electing such an exchange must give the Company 60 days advance notice of such election, during which 60 day period the Company may repay all or any portion of such Subject Class 2 Notes. The Class 3 Notes issued pursuant to this Section 1.h would have a conversion rate of $0.75 per share.

         (i)      If all or a portion of (i) the principal amount of the Notes,
             (ii) the interest payable thereon or (iii) any fee or other amount payable hereunder or under any other Loan Document shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the Default Rate from the date of such nonpayment until paid in full (both before and after judgment).

         (j) In the event the shareholders do not approve the increase in the Company's authorized stock, it is acknowledged that there may be insufficient shares to issue all of the Class 3 Notes pursuant to Sections 1(c)-(h), above, if additional shares of common stock, or equity convertible into stock is not approved, it is agreed that the available shares will be allocated according to the following priority:

                           (a) New purchasers of common stock or equity convertible into common stock, including the Class 3 Notes;

                           (b) Shares issuable on exercise of current Warrants, including any additional warrants necessitated due to the anti-dilution provisions of the 1997 Warrants and the Class 2 Warrants presently being accrued pursuant to the outstanding Class 2 Notes;

                           (c) Pro-rata to issue, to the full extent possible, the Class 3 Notes pursuant to Sections 1(c)-(g), above; and

                           (d) Pro-rata to issue, to the full extent possible, the Class 3 Notes pursuant to
                                    Section 1(h), above.

         (k) As used herein, "Warrants" means either "Class 1 Warrants" or "Class 2 Warrants."

                           (a) "Class 1 Warrants" means the aggregate of Common Stock Purchase Warrants (specifically including Warrants to purchase 240,000 Shares issued as a part of this offering in March 2001) evidenced by certificates substantially in the form of Exhibit C hereto, together with all Warrants issued in exchange therefor or replacement thereof. Such Warrants in the aggregate initially entitle the holders thereof to purchase the specified number of shares of Common Stock of the Company, no par value, for each $1 in value of the Notes issued to such holder at a specified purchase price per share, as set forth on Exhibit A hereto as to each Purchaser, such number and such price being subject to adjustment as provided in the form of Warrant attached hereto as Exhibit
                                    C. All Warrants issued on or before April
                                    15, 2002 are Class 1 Warrants.

                           (b) "Class 2 Warrants" means the aggregate of Class 2 Common Stock Purchase Warrants evidenced by certificates substantially in the form of Exhibit E hereto, together with Class 2 Warrants issued in exchange therefor or replacement thereof. Such Class 2 Warrants in the aggregate initially entitle the holders thereof to purchase one share of Common Stock of the Company, no par value, for each $1 in value of the Class 2 Notes issued to such Class 2 Purchaser multiplied by a fraction, the numerator of which is the number of days such Class 2 Note is outstanding and the denominator of which is 365, at a specified purchase price per share which shall be approximately 150% of the recent fair market value of the Company's Common Stock as agreed by the parties as of the date of the issuance of the corresponding Class 2 Note or such other price as the Board of Directors shall determine is appropriate based on the circumstances at the time, as set forth on Exhibit A hereto as to each Class 2 Purchaser, such number and such price being subject to adjustment as provided in the form of Warrant attached hereto as Exhibit E.

         (l) Anti-Dilution Provision for Class 3 Notes and Class 2 Warrants Issued Pursuant to Class 2 Notes Issued After January 1, 2004. In the event the Company issues, after February 29, 2004, any common stock, or any Preferred Stock, Warrant or Note convertible into common stock, which has a share price, or an exercise or conversion rate, lower than the exercise price for Class 2 Warrants issued pursuant to Class 2 Notes issued after January 1, 2004, or the conversion rate for Class 3 Notes, then the exercise price for such Class 2 Warrants issued pursuant to Class 2 Notes issued after January 1, 2004 and all Class 3 Notes shall be reduced to such lower rate, but in no event will the exercise price/conversion rate be reduced to less than $0.25 per share. This provision will not be triggered by shares issued for existing stock options under the Company's stock option plans or for the exercise of existing warrants.

         (m)      Amendment of Class 1 and Class 2 Warrants. It is agreed that
         Section 2.2 of the Class 1 and Class 2 Warrants including issued and outstanding warrants, shall be amended by deleting the current Section 2.2(d) and adding the following:

                  Exclusions from the Adjustment for Additional Stock Issuances. No adjustment of the current exercise price under Section 2.2(b) hereof shall be made as a result of or in connection with:

                           (a) the issuance of Shares upon exercise of the Warrants or Class 3 Notes;

                           (b) the issuance of Warrants or Notes pursuant to this Agreement;

                           (c) the exercise of options to purchase shares of the Company's Common Stock pursuant to options granted to certain employees or agents of the Company pursuant to the Company's stock option plans; or

                           (d) the issuance by the Company of up to $1,000,000 in any common stock, or any Preferred Stock, Warrant or Note convertible into common stock (or any combination thereof) at less than Market Price on or before September 30, 2004.

SECTION 2. THE CLOSING

         (a) Subject to the terms and conditions hereof, the closing (the "Closing") of the purchase and sale of the Notes and Warrants will take place at the offices of Warren Cameron Asciutto & Blackmer, P.C. at such time and date as shall be mutually agreed to by the Company and the Purchasers. Such times and dates are herein referred to as the "Closing Dates" and individually as a "Closing Date."

         (b) Subject to the terms and conditions hereof, on each Closing Date (i) the Company will deliver to each Purchaser (A) a Note or Notes, substantially in the form of Exhibit B hereto for Class 1, Exhibit D for Class 2 and Exhibit F for Class 3, payable to such Purchaser (or its nominee as notified to the Company), and dated the Closing Date, in the aggregate principal amount set forth opposite such Purchaser's name on Exhibit A, and (B) for Class 1 and Class 2, a Warrant or Warrants evidenced by certificates substantially in the form of Exhibit C hereto for Class 1 and dated the Closing Date, for the number of shares of the Company's Common Stock set forth opposite such Purchaser's name on Exhibit A, and (ii) upon such Purchaser's receipt thereof, such Purchaser will deliver to the Company by wire transfer an amount equal to the purchase price for such Notes and Warrants (as specified in Section 1(a) hereof) payable to the order of the Company in immediately available funds. Class 2 Warrants, if elected, substantially in the form of Exhibit E will be dated the Closing Date, but will not be determined as to number of shares or delivered until the applicable Class 2 Note has been repaid by the Company.

         (c) As an alternative to Section 2(b), upon receipt of a Purchaser's signed copy of this Agreement, the Company will sign the Agreement, the Note and the Warrants, as applicable, and will instruct the Agent to communicate to the Purchaser that such documents have been signed and the Agent has obtained a perfected interest in the Collateral. Thereafter, upon the Company's receipt by wire transfer of the purchase price for the Note and Warrants, the Company will deliver the signed Agreement, Note and Warrants, as applicable, to the Purchaser.

         (d) The Purchasers acknowledge that the Notes and the Warrants constitute an investment unit" within the meaning of Section 1273(c)(2) of the Code and that the Company will allocate the "issue price" (within the meaning of Section 1273(b) of the Code) of such investment unit, for all Income Tax purposes, between the Notes and Warrants as required by applicable tax law. Each Purchaser agrees to abide by Treasury Regulation Section 1. 1273-2(h)(2) with respect to such allocation of the issue price. For all Notes and Warrants issued under this Purchase Agreement after December 31, 2001, the Company and its tax advisors have determined that the limited marketability of the Company's Common Stock does not provide a reasonable basis for the Company and its advisors to determine a value for the Warrants issued or the conversion rights. Therefore, all warrants issued by the Company pursuant to this Agreement, shall have only a minimal or negligible value ascribed to them. It is understood, however, that in the event market conditions change such that the warrants again have value, the Company and its tax advisors will determine an appropriate value for warrants issued thereafter with no need to amend this Agreement.

SECTION 3. DEFINITIONS

         (a) For purposes of the Loan Documents, the following definitions shall apply (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

         "Accountants" means Rehmann Robson or another independent certified public accounting firm selected by the Company and reasonably satisfactory to the Majority Noteholders.

         "Affiliate", when used with respect to any Person, means (i) if such Person is a corporation, any officer or director thereof (other than a director nominated by one of the Purchasers) and any Person (other than one of the Purchasers) which is, directly or indirectly, the beneficial owner of more than ten percent (10%) of the Voting Stock thereof, and, if such beneficial owner is a partnership, any partner thereof, or if such beneficial owner is a corporation, any Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any partner thereof, (iii) in all cases, any Person (other than one of the Purchasers) which, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, and (iv) in all cases, any Person 10% or more of whose Voting Stock is beneficially owned, directly or indirectly through one or more intermediaries, by such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agent" means Warren Cameron Asciutto & Blackmer, P.C. or any successor agent appointed pursuant to Section 21.7 hereof

         "Aggregate Net Income" means the aggregate amount of positive annual net income after taxes for each fiscal year of the Company and its Subsidiary on a consolidated basis, as determined in accordance with GAAP, beginning with the fiscal year ending December 31, 2001 through the date of determination, without any offset for any negative net income during such period. Aggregate Net Income will only be adjusted as of the last day of each fiscal year.

         "Agreement" means this Agreement (together with exhibits and schedules) as from time to time assigned, supplemented or amended or as the terms hereof may be waived.

         "Bankruptcy Code" means the United States Bankruptcy Code and any successor thereto, and the rules and regulations issued thereunder.

         "Board" or "Board of Directors" means, with respect to any Person which is a corporation, a business trust or other entity, the board of directors or other group, however designated, which is charged with legal responsibility for the management of such Person, or any committee of such board of directors or group, however designated, which is authorized to exercise the power of such board or group in respect of the matter in question.

         "Business" means the business conducted by the Company in the vision industry and all other activities ancillary or related thereto.

         "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Detroit, Michigan are required to close.

         "Capital Expenditures" means for any period, the amount of all payments made by the Company during such period for the lease, purchase, improvement, construction or use of any Property, the value or cost of which under GAAP is required to be capitalized and appears on the Company's balance sheet in the category of property, plant or equipment, without regard to the manner in which such payments or the instrument pursuant to which they are made is characterized by the Company or any other Person, and shall include, without limitation, the principal components of payments for the installment purchase of Property and payments under Capitalized Leases.

         "Capitalized Leases" means any lease to which the Company or the Subsidiary is party as lessee, or by which it is bound, under which it leases any property (real, personal or mixed) from any lessor other than the Company or the Subsidiary, and which is required to be capitalized in accordance with GAAP, but also including any such lease, whether or not so capitalized, where the Company or a Subsidiary is treated as the owner of the leased property under the Code.

         "Claims" has the meaning set forth in the definition of "Environmental Claim."

         "Class 1 Note" has the meaning set forth in Section 1(b)(i) hereof.

         "Class 2 Note" has the meaning set forth in Section 1(b)(ii) hereof.

         "Class 3 Note" has the meaning set forth in Section 1(b)(iii) hereof.

         "Class 1 Purchaser" means a purchaser of Class 1 Notes and Class 1 Warrants.

         "Class 2 Purchaser" means a purchaser of Class 2 Notes and Class 2 Warrants, if elected.

         "Class 3 Purchaser" means a purchaser of Class 3 Notes.

         "Class 1 Warrants" has the meaning set forth in Section 1(d)(i) hereof.

         "Class 2 Warrants" has the meaning set forth in Section 1(d)(ii) hereof.

         "Closing" has the meaning set forth in Section 2(a) hereof.

         "Closing Date" has the meaning set forth in Section 2(a) hereof.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and interpretations thereunder.

         "Collateral" means the Property upon which the Agent is granted the Security Interests, pursuant to the terms of the Collateral Assignment. In the case of the Class 2 Purchasers, "Collateral" also includes all of the following assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising: Accounts; Letters of Credit; Letter-of-credit rights; Inventory, including Work in Progress; Supporting obligations; and all Proceeds and products of the foregoing.

         "Collateral Assignment" means the Collateral Assignment of Proprietary Rights and Security Agreement dated March 29, 2001 by the Company and the Agent.

         "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Securities Exchange Act.

         "Common Stock" means that class of stock or other equivalent evidences of ownership of the Company, the holders of which are entitled to vote generally to elect the Board of Directors.

         "Company" means Integral Vision, Inc., a Michigan corporation, its successors and permitted assigns and also includes Integral Vision, Ltd., the wholly owned subsidiary of the Company.

         "Company's Obligations" means all loans, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums, liabilities, obligations (including the performance of the covenants of the Company contained herein or in the Loan Documents), fees, lease payments, guaranties, covenants, and duties owing by the

Company to the Purchasers or the Agent of any kind and description (whether pursuant to or evidenced by this Agreement, any of the other Loan Documents, or any other note or other instrument, or by any other agreement between the Purchasers or the Agent and the Company, and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from the Company to others that the Purchasers or the Agent may have obtained by assignment or otherwise, and further including all interest not paid when due.

         "Consolidated," when used with reference to any financial term in this Agreement, means the aggregate for the Company and the Subsidiary of the amounts signified by such term for all such Persons, with intercompany items eliminated, and, with respect to earnings, after eliminating the portion of earnings properly attributable to minority interests, if any, in the capital of any such Person (other than in the capital of the Company) and otherwise as determined in accordance with GAAP.

         "Consolidated Cash Flow" means for any period, the Consolidated Net Income plus each of the following items, to the extent deducted from the revenues of the Company in the calculation of net income for such period: (i) Depreciation; (ii) amortization and other noncash charges; (iii) interest expense incurred and fees paid to the Senior Lender pursuant to the Loan Agreement; and (iv) Income Taxes determined as the accrued liability of the Company and the Subsidiary in respect of such period, regardless of what portion of such expense has actually been paid by the Company and the Subsidiary during such period; and after deduction for (A) Income Taxes, to the extent actually paid during such period; (B) all noncash income items recognized; (C) gain on the sale of property, plant or equipment; and (D) all Capital Expenditures paid by the Company and the Subsidiary.

         "Consolidated Coverage Ratio" means, as of any date of determination, the ratio of Consolidated Cash Flow to Consolidated Interest Expense.

         "Consolidated Interest Expense" means, for any period, the total interest payable during such period by the Company and the Subsidiary on account of Indebtedness.

         "Consolidated Liabilities" means, at any time, the total liabilities of the Company and its Subsidiary, determined in accordance with GAAP and after eliminating intercompany transactions among the Company and the Subsidiary.

         "Consolidated Net Income" means, for any period for which the amount thereof is to be determined, the net income (net of any losses or expenses) or loss of the Company and the Subsidiary on a consolidated basis, during such period (such net income to be determined in accordance with GAAP) after Income Taxes actually paid, but excluding:

         (a) the earnings during such period of any Person to which the assets of the Company or any Subsidiary shall have been sold, transferred or disposed of, or into which the Company or such Subsidiary shall have merged, prior to the date of such transaction;

         (b) any extraordinary gain or loss during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, and all inventory sold in conjunction with the disposition of fixed assets);

         (c) any gain or loss during such period arising from the write-up or write-down of any asset; and

         (d) any earnings or gains during such period resulting from the receipt of any proceeds of any life insurance policy.

         "Consolidated Assets" means, at any time, the total assets of the Company and its Subsidiaries determined in accordance with GAAP.

         "Consolidated Net Worth " means, at any time, Consolidated Assets minus Consolidated Liabilities.

         "Contingent Liabilities" of any person means, as of any date, all obligations of such person or of others for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including all reimbursement obligations of such person in respect of any letters of credit, surety bonds or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

         "Default Rate" means a per annum rate equal to the interest rate on the Notes plus four percent (4%).

         "Depreciation" means, in respect of any period, all depreciation on Property taken during such period, as determined in accordance with GAAP.

         "Earnings Available for Dividends" means the excess of (A) the sum of
(x) 50% of aggregate Consolidated Net Income, if positive, for each fiscal year commencing on or after January 1, 2001 less 100% of aggregate Consolidated Net Income, if negative, for each fiscal year commencing on or after January 1, 2001 plus (y) net proceeds from the sale by the Company of Common Stock (other than pursuant to the Warrants) minus (B) all Restricted Payments and Restricted Investments made since the Closing Date.

         "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

         "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, notices of violations, investigations, complaints, requests for information, proceedings, or other communication (written or oral), whether criminal or civil, (collectively, "Claims") pursuant to or relating to any applicable Environmental Law by any person (including but not limited to any Governmental or Regulatory Authority, private person and citizens' group) based upon, alleging, asserting, or claiming any actual or potential (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, property damage, personal injury, fines, or penalties arising out of, based on, resulting from, or related to the presence, or Release into the Environment, of any Hazardous Materials at any location, including but not limited to any off-site location to which Hazardous Materials or materials containing Hazardous Materials were sent forth for handling, storage, treatment or disposal.

         "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any alleged violation of any Environmental Law or the presence or Release of a Hazardous Material.

         "Environmental Law" means any and all current and future, federal, state, local, provincial and foreign, civil and criminal laws, statutes, ordinances, orders, codes, rules, regulations, Environmental Permits, policies, guidance documents, judgments, decrees, injunctions, or agreements with any Governmental or Regulatory Authority, relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Materials, whether now existing or subsequently amended or enacted, including but not limited to: the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. Section 9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq; the Hazardous Material Transportation Act 49 U.S.C. Section 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. Section 136 et seq.; the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. Section 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety & Health Act of 1970, 29 U.S.C. Section 651 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; and the state analogies thereto, all as amended or superseded from time to time; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Material.

         "Environmental Permit" means any federal, state, local, provincial, or foreign permits, licenses, approvals, consents or authorizations required by any Governmental or Regulatory Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

         "ERISA Affiliate" means each "person" (as defined in Section 3(9) of ERISA) which is under "common control" with the Company or any of its Subsidiaries (within the meaning of Section 414(b), (c), (m) or (o) of the
Code).

         "Event of Default" has the meaning set forth in Section 14 hereof.

         "Fair Market Value" of any property means the fair market sale value which a willing buyer at retail would pay a willing seller, each under no compulsion to buy or sell and in full possession of all relevant facts.

         "GAAP" means generally accepted accounting principles, as in effect from time to time, which shall include the official interpretations thereof by the Financial Accounting Standards Board or any successor thereto, consistently applied.

         "General Intangibles" means all of the Company's and the Subsidiary's present and future general intangibles and other personal Property (including without limitation, any and all rights of the Company and the Subsidiary to all choses or things in action, tax refund claims, credits, claims, demands, goodwill, licenses, franchise agreements, subscription costs, patents, trade names, trademarks, service marks, copyrights, rights to royalties, blueprints, drawings, customer lists, purchase orders, computer programs, computer discs, computer tapes, literature, reports, catalogs, methods, sales literature, video tapes, confidential information and trade secrets, consulting agreements, employment agreements, leasehold interests in real and personal Property, insurance policies, deposits with insurers relating to workers' compensation liabilities, deposit accounts, tax refunds and proprietary rights in any equipment), other than "Equipment," "Inventory," "Accounts" and "Negotiable Instruments," as each such term is defined in the UCC, as well as the Company's and the Subsidiary's books and records of any kind relating to any of the foregoing, and all products and proceeds of the foregoing.

         "Governmental Regulations" means any and all laws, statutes, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards, or any similar requirement, of the government of the United States or any foreign government or any state, province, municipality or other political subdivision thereof or therein or any court, agency, instrumentality, regulatory authority or commission of any of the foregoing.

         "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

         "Hazardous Materials" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, underground storage tanks, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls, ionizing and non-ionizing radiation including radon and electromagnetic frequency radiation; and any other chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous waste," "restricted hazardous wastes," "toxic substances," "toxic pollutants "pollutants" "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law.

         "Income Taxes" means all federal, state, local or foreign income, taxes, assessments, duties, fees, levies or other governmental charges, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

         "Indebtedness" means all liabilities, obligations and reserves, contingent or otherwise, which in accordance with GAAP, would be reflected as a liability on a balance sheet or would be required to be disclosed in a financial statement, including, without duplication: (i) all Indebtedness for Borrowed Money, (ii) all obligations secured by any Lien upon Property owned by the Company, irrespective of whether such obligation or liability is assumed; (iii) any obligation of the Company guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to the Company, but exclusive of obligations arising as the result of the endorsement by the Company of checks or other negotiable instruments in the ordinary course of the Company's business for purposes of depositing such items) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person; and
(iv) liabilities in respect of unfunded vested benefits under any Single Employer Plan or in respect of withdrawal liabilities incurred under ERISA by the Company or any ERISA Affiliate to any Multiemployer Plan.

         "Indebtedness for Borrowed Money" means without duplication, all Indebtedness (i) in respect of money borrowed, (ii) evidenced by a note, debenture or other like written obligation to pay money (including, without limitation, all of the Company's Obligations and the Permitted Senior Indebtedness, and all reimbursement or other obligations of the Company in respect of letters of credit (except for commercial letters of credit up to $500,000), letter of credit guaranties, bankers acceptances, interest rate swaps, controlled disbursement accounts, or other financial products (except hedging transactions); (iii) in respect of Capitalized Leases or for the deferred purchase price of Property (other than trade payables arising in the ordinary course of business that are not represented by promissory notes or by other written evidence other than invoices); or (iv) in respect of obligations under conditional sales or other title retention agreements, and all guaranties of any or all of the foregoing.

         "Indemnified Persons" has the meaning set forth in Section 18.2 hereof.

         "Investment" means, with respect to any Person:

         (i) the amount paid or committed to be paid, or the value of property (excluding stock of the Company) or services contributed or committed to be contributed, by the Company for or in connection with the acquisition by the Company of any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of such Person; and

         (ii) the amount of any advance, loan or extension of credit to, or guaranty or other similar obligation with respect to any Indebtedness of such Person by the Company and (without duplication) any amount committed to be advanced, loaned, or extended to, or the payment of which is committed to be assured by a guaranty or similar obligation for the benefit of, such Person by the Company.

         "Joint Venture" means a corporation, limited partnership or other limited liability business entity, formed in the ordinary course of business by the Company or any Subsidiary with Persons other than Affiliates.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease or Capitalized Lease having substantially the same effect as any of the foregoing and any assignment or other conveyance of any right to receive income).

         "Loan Documents" mean, collectively, the

         i.       Agreement;

         ii.      Notes;

         iii.     Warrants;

         iv.      Collateral Assignment;

         v.       Security Agreement;

         vi.      UCC financing statements; and

         vii. such other instruments and documents as Purchasers may require to evidence and perfect the Security Interests and the Notes, and individually any one of them.

                  As to each of the foregoing, together with all alterations, amendments, changes, extensions, modifications, refinancings, refundings, renewals, replacements, restatements or supplements thereto.

                  "Losses" have the meaning set forth in Section 18.2 hereof.

                  "Majority Noteholders" means the holders of Notes evidencing more than 50% of the principal amount of all Notes then outstanding.

                  "Market Price" per share of the Company's Common Stock means the average of the daily closing prices for the period specified. The closing price for each day shall be the last reported sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case on the principal national United States securities exchange on which the Company's Common Stock is listed or admitted to trading, or if the Company's Common Stock is not listed or admitted to trading on any such national securities exchange, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers Inc., Automated Quotation System Level I, the Over-the-Counter Bulletin Board or comparable system. If the closing price cannot be so determined, the Market Price shall be determined:

                  (x) by the written agreement of the Company and the holders of the affected Class 3 Notes or Warrants representing a majority of the Shares then obtainable from the conversion of such Class 3 Notes or the exercise of such outstanding Warrants (the "Majority Holders"); or

                  (y) in the event that no such agreement is reached within fifteen (15) days after the event giving rise to the need to determine the Market Price, by a nationally recognized U.S. investment banking firm, selected by the Company ("Company Appraiser") not more than 5 Business Days after the end of such 15 day period. Any appraiser appointed pursuant to this paragraph shall be instructed to make its determination as promptly as possible and in any event within 30 days of appointment. If no such selection is made within such period, then the Majority Holders shall as promptly as possible select such a firm whose determination shall be final and binding. If such selection is timely made by the Company, and the Majority Holders do not object to the Market Price as determined by the Company Appraiser within 10 days of receipt of notice thereof by all holders of Warrants, then the Market Price as determined by the Company Appraiser shall be the Market Price. If the Majority Holders do so object to the Company Appraiser's determination of Market Price, then the Majority Holders can select a nationally recognized U.S. investment banking firm ("Alternate Appraiser") to review the Company Appraiser's report and other relevant information. Within 10 days after receipt by the Alternate Appraiser of such report and such other information as is reasonably requested by the Alternate Appraiser, the Company Appraiser and Alternate Appraiser shall communicate and/or meet to resolve any questions or differences with respect to the Market Price. If such appraisers agree on a Market Price, such Market Price shall be the Market Price. If no agreement is reached then the Company Appraiser and Alternate Appraiser shall select a third nationally recognized firm ("Third Appraiser"). If the Company Appraiser and the Alternate Appraiser cannot agree on a Third Appraiser within 20 days of the end of such 10 day period, either may apply to the American Arbitration Association to appoint the Third Appraiser. The Third Appraiser shall, within 30 days of its hire, issue a report with its determination of Market Price which shall be conclusive and binding. All expenses of the Company Appraiser shall be borne by the Company. All expenses of the Alternate Appraiser shall be borne by the holders of the Warrants. All expenses of the Third Appraiser shall be borne equally by the Company and the holders of the Warrants.

                  Market Price shall be determined on the basis of the fair market value of the Company as if it were sold as a going concern on the date of valuation and without regard to the lack of any trading market for, or the lack of liquidity in, the Common Stock of the Company.

                  The Company shall cooperate, and shall provide all necessary information and assistance, to permit any determination under the preceding clause (x) or (y). Each Appraiser shall be instructed to use its best efforts to give the Company and all holders reasonable advance notice of the Market Price and the contents of its report (by delivering a draft report) before the report is delivered in final form. Any communications or reports by an Appraiser to either the Company or any of the holders regarding Market Price shall be given simultaneously to both the Company and all of the holders.

         "Material Adverse Effect" means (i) a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company and the Subsidiary on a consolidated basis, (ii) an effect which is prejudicial in any material respect to the holders of the Notes or the Warrants or (iii) an effect on the ability of the Company or the Subsidiary to perform its obligations under this Agreement, any Loan Document, the Notes or the Warrants.

         "Multiemployer Plan" shall mean any multiemployer plan (within the meaning of section 3(37) of ERISA) to which either the Company, the Subsidiary, or any ERISA Affiliate has an obligation to contribute.

         "Note" or "Notes" has the meaning set forth in Section l(b) hereof.

         "Outstanding" or "outstanding" means, when used with reference to the Notes or Warrants as of a particular time, all Notes or Warrants, as the case may be, theretofore duly issued except (i) Notes or Warrants theretofore reported as lost, stolen, mutilated or destroyed or surrendered for transfer, exchange or replacement, in respect of which new or replacement Notes or Warrants have been issued by the Company, (ii) Notes theretofore paid in full,
(iii) Warrants theretofore fully exercised and (iv) Notes theretofore canceled by the Company, whether upon exercise of a Warrant in whole or in part or otherwise; except that for the purpose of determining whether holders of the requisite principal amount of Notes or Warrants have made or concurred in any declaration, waiver, consent, approval, notice, annulment of acceleration or other communication under this Agreement or under any Notes or Warrants, Notes or Warrants registered in the name of, as well as Notes or Warrants owned beneficially by, the Company, the Subsidiary or any of their Affiliates (other than one of the Purchasers) shall not be deemed to be outstanding.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permits" has the meaning set forth in Section 4.10 hereof

         "Permitted Liens" means any of the following Liens:

         (i)      the Security Interests;

         (ii) Liens for taxes not delinquent or for taxes being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on its books and records;

         (iii) A lien by the State of Michigan related to past due Single Business Tax for which the Company has agreed to make periodic payment;

         (iv) Liens (other than any Lien imposed by ERISA) created and maintained in the ordinary course of business which are not material in the aggregate, and which would not constitute or result in a Material Adverse Effect, and which constitute

                  (A) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation, (B) good faith deposits in connection with bids, tenders, contracts or leases to which the Company or a Subsidiary is a party for a purpose other than borrowing money or obtaining credit, including rent security deposits, (C) Liens imposed by law, such as those of carriers, warehousemen and mechanics, if payment of the obligation secured thereby is not yet due or if such Liens are discharged within sixty (60) days of the date they are imposed, (D) Liens securing taxes, assessments or other governmental charges or levies not yet subject to penalties for nonpayment, and (E) pledges or deposits to secure public or statutory obligations of a Company or a Subsidiary, or surety, customs or appeal bonds to which the Company or a Subsidiary is a party;

         (v) Liens affecting real property which constitute minor survey exceptions or defects or irregularities in title, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property; provided, however, that all of the foregoing, in the aggregate, do not at any time materially detract from the value of said properties or materially impair their use in the operation of the businesses of the Company or the Subsidiary, as the case may be; and

         (vi) Purchase Money Liens securing purchase money Indebtedness; provided, however, that the aggregate outstanding amount of Indebtedness and secured by all such Purchase Money Liens for the Company and all Subsidiaries shall not exceed, on an aggregate basis, $500,000 at any time.

         "Permitted Senior Indebtedness" means the interests of the lessor under any Capitalized Leases permitted to exist hereunder.

         "Person" means an individual, corporation, partnership, firm, limited liability company, association, trust, unincorporated organization, government, governmental body or political subdivision thereof.

         "Plan" shall mean any employee benefit plan (within the meaning of section 3(3) of ERISA) maintained or contributed to by the Company, any Subsidiary, or any ERISA Affiliate, other than a Multiemployer Plan.

         "Potential Default" means a condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

         "Prohibited Transaction" means any transaction involving any Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

         "Property" means all types of real, personal or mixed property and all types of tangible or intangible property.

         "Purchase Money Liens" means Liens securing purchase money Indebtedness incurred in connection with the acquisition of capital assets by the Company in the ordinary course of business; provided that (a) such Liens do not extend to or cover assets or properties other than those purchased in connection with the purchase in which such Indebtedness was incurred and (b) the obligation secured by any such Lien so created shall not exceed 100% of the cost of the property including transportation and installation costs, covered thereby.

         "Purchaser(s)" has the meaning set forth in the first paragraph hereof.

         "Real Estate" means all real estate and improvements located thereon owned by the Company.

         "Registration Demand" has the meaning set forth in Section 17 hereof.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Material into the Environment.

         "Representative" means The Klonoff Company, Inc. or any successor Representative in its capacity as agent for the Class 2 Purchasers as Secured Party under the Security Agreement.

         "Reportable Event" shall mean, with respect to any Single Employer Plan, an event described in section 4043(b) of ERISA, other than an event as to which the notice requirement is waived under applicable PBGC regulations.

         "Restricted Investment" means any Investment other than (1) obligations of the United States government due within one year, (2) certificates of deposit and bankers acceptances due within one year of a United States domiciled commercial bank having capital funds of at least $100 million and whose long-term unsecured debt obligations have been given a rating of at least A by Standard & Poor's or A2 by Moody's, (3) commercial paper rated P-1 by Moody's or A-1 by Standard & Poor's and maturing not more than 270 days from the date of creation thereof, (4) debt of any state or political subdivision that is rated AA or better by Moody's or Aa2 or better by Standard and Poor's and maturing in less than one year, (5) investments in, and loans and advances to, Subsidiaries or entities that will, concurrently with such investment become Subsidiaries,
(6) trade credit extended in the ordinary course of the Company's business, (7) loans and advances made in the ordinary course of business to officers and employees of Company for relocation expenses, travel advances and similar expenses relating to their employment, (8) endorsements of instruments or items of payment for deposit to the Company's bank accounts, and (9) additional Investments not to exceed $500,000 in the aggregate.

         "Restricted Payment" means (i) every direct or indirect dividend or other distribution paid, made or declared by the Company on or in respect of any class of its capital stock or in respect of any partnership or Joint Venture, in all cases whether now or hereafter outstanding, interests and any payment under or with respect to anti-dilution provisions of any capital stock of the Company,
(ii) every payment in connection with the redemption, purchase, retirement or other acquisition, direct or indirect, by or on behalf of the Company of any shares of the Company's capital stock, whether or not owned by the Company or any partnership or Joint Venture interests of the Company, or any warrants, rights or options to acquire such stock or partnership interests, (iii) every payment by or on behalf of the Company (whether as repayment or prepayment of principal or as interest or otherwise) on or with respect to any obligation to any Person, of any Affiliate of the Company or of any other holder of shares of the Company's Common Stock, which obligation is assumed or guaranteed by the Company; provided, however, (a) that the restrictions of the foregoing clauses (i) and (ii) shall not apply to any dividend, distribution, or other payment to the extent payable in shares of the Common Stock of the Company or in options, warrants or other rights to purchase such Common Stock, (b) that none of the foregoing clauses shall apply to any payments from a Subsidiary to the Company, (c) that none of the foregoing clauses shall apply to any purchases by the Company from a Wholly-Owned Subsidiary of additional capital stock of such Subsidiary and (d) that none of the foregoing clauses shall apply to any payments, distributions or other transfers or actions on or with respect to the Notes or Warrants. For purposes of this definition, "capital stock" shall also include warrants (other than the Warrants) and other rights and options to acquire shares of capital stock.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules, regulations and interpretations thereunder.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules, regulations and interpretations thereunder.

         "Security Agreement" means the Security Agreement dated May 1, 2002 between the Representative and the Company.

         "Security Interest" means the Liens granted to the Agent for the benefit of the Purchasers pursuant to this Agreement and the Loan Documents.

         "Share" or "Shares" means shares of the Company's Common Stock, or other securities, which can be obtained or have been obtained by an exercise in whole or in part of any Warrant or the exchange of a Warrant for shares of the Company's Common Stock pursuant to the terms of the Warrants. In the event that any Shares are sold either in a public offering pursuant to an effective registration statement under Section 6 of the Securities Act or pursuant to Rule 144 (but if sold under Rule 144, only if sold in "brokers' transactions" within the meaning of Rule 144), then the transferees of such Shares shall not be entitled to any benefits under this Agreement with respect to such Shares and such Shares shall no longer be considered to be "Shares" for purposes of this Agreement.

         "Single Employer Plan" shall mean any Plan that is subject to Title IV of ERISA.

         "Solvent" has the meaning set forth in Section 4.19 hereto.

         "Subsidiary" means any corporation in which at least a majority of the shares (other than any directors' qualifying shares required by law) of each class of the capital stock (other than preferred stock), at the time as of which any determination is being made, is owned, beneficially and of record, directly or indirectly, by the Company or its Subsidiary, or both.

         "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Michigan, as amended, or as in effect in any jurisdiction in which Collateral is located.

         "Voting Stock" means capital stock or a partnership or membership of any class or classes of a corporation, partnership or other limited liability entity, respectively, the holders of which are ordinarily entitled to elect the directors, or persons performing similar functions, of such corporation, partnership or entity.

         "Warrant" or "Warrants" has the meaning set forth in Section l(d) hereof.

         "1997 Warrants" means warrants for the purchase of up to 2,582,264 shares of the Company's common stock at $3.72 per share (as adjusted at December 31, 2003) through June 30, 2005.

         "Wholly-Owned Subsidiary" means any Subsidiary, all of the equity securities of which (other than directors' qualifying shares) are owned by the Company or one or more other Wholly-Owned Subsidiary of the Company.

         (e) For all purposes of the Loan Documents, except as otherwise expressly provided or unless the context otherwise requires:

                  (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the particular Loan Document as a whole and not to any particular Section or other subdivision thereof,

                  (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                  (iii) all computations provided for herein, if any, shall be made in accordance with GAAP, unless another method of computation is herein specified;

                  (iv) any uses of the masculine, feminine or neuter gender shall also be deemed to include any other gender, as appropriate; and

                  (v) the exhibits and schedules to this Agreement shall be deemed a part of this Agreement and any Exhibit, Annex or Schedule to any other Loan Document shall be deemed a part of such other Loan Document, as the case may be.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants as follows as of the date hereof and as of the Closing Date:

         4. 1. Corporate Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law. The Company has all requisite corporate power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Agreement and the other Loan Documents to be executed and to engage in the transactions contemplated hereby and thereby.

         4.2. Corporate Authority. The execution, delivery and performance by the Company of this Agreement and the other Loan Documents have been duly authorized by all necessary corporate action and are not in contravention of any applicable Governmental Regulation, or of the terms of the Company's charter or by-laws, or of any contract or undertaking to which the Company is a party or by which the Company or its property may be bound or affected and do not result in the imposition of any Lien, except for Permitted Liens.

         4.3. Binding Effect. This Agreement is, and each of the Loan Documents to which the Company is a party when delivered hereunder will be, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

         4.4. Subsidiaries. The only Subsidiary of the Company is Integral Vision Ltd., a company organized under the laws of England and Wales. The Company directly owns all of the issued and outstanding shares of the Subsidiary.

         4.5. Financial Condition. The financial statements included in the documents delivered pursuant to Section 10.6, copies of which have been furnished to the Purchasers, fairly present, and the financial statements delivered pursuant to Section 7.4 will fairly present, the financial position of the Company and the Subsidiary as at the respective dates thereof, and the results of operations of the Company and the Subsidiary for the respective periods indicated, all on a consolidated basis in accordance with GAAP (subject, in the case of interim statements, to normal, immaterial year-end audit adjustments). There is no material Contingent Liability of the Company or the Subsidiary that is not reflected in such consolidated statements or in the notes thereto.

         4.6. Use of Loans. The Company will use the proceeds of the sale of the Notes and the Warrants for working capital and other general corporate purposes. The Company does not extend or maintain, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Note will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose.

         4.7. Consents, Etc. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Company at or prior to the Closing pursuant to Section 10.5, if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person, including any creditor, lessor or shareholder of the Company or any Subsidiary, is required on the part of the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement and the other Loan Documents or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of this Agreement and the other Loan Documents.

         4.8. Taxes. Each of the Company and the Subsidiary has filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or has established adequate financial reserves on its books and records for payment thereof. The Company does not know of any actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted to the Company.

         4.9. Title to Properties. Except as otherwise disclosed in the latest consolidated balance sheet delivered pursuant to Section 4.5, the Company and the Subsidiary have a valid and indefeasible ownership interest in all of the properties and assets reflected in the consolidated balance sheet of the Company and the Subsidiary or subsequently acquired by the Company or the Subsidiary. All of such properties and assets are free and clear of any Lien, except for Permitted Liens.

         4.10. Compliance with Governmental Relations. To the best of the Company's knowledge, the Company and the Subsidiary is in compliance in all material respects with all Governmental Regulations (including Environmental
Laws) applicable to such person or its business or properties. Without limiting the generality of the foregoing, all licenses, permits, orders or approvals which are required under any Governmental Regulation in connection with any of the businesses or properties of the Company or the Subsidiary ("Permits") are in full force and effect, no notice of any violation has been received in respect of any such Permits and no proceeding is pending or, to the knowledge of the Company, threatened to terminate, revoke or limit any such Permits.

         4.11. ERISA. To the best of the Company's knowledge, the Company and its Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan. The Company is not an employer with respect to any Multiemployer Plan. The Company has met the minimum funding requirements under ERISA and the Code with respect to its Plans, if any, and has not incurred any liability to the PBGC or any Plan. There is no material unfunded benefit liability, determined in accordance with Section 400 1 (a)(1 8) of ERISA, with respect to any Plan of the Company.

         4.12. Environmental Matters. Without limiting the generality of Section 4.10:

                  (a) No written demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or, to the best of the Company's knowledge, threatened against Company, the Subsidiary any Property or any past or present operation of the Company or the Subsidiary which could result in a Material Adverse Effect.

                  (b) The Company does not have any knowledge that any other person has ever received any notice, claim or allegation of any violation, and the Company is not aware of any existing violation, of Environmental Laws at or about any Property, and the Company does not have any knowledge of any actions commenced or threatened by any party for or related to or arising out of non-compliance with Environmental Laws which apply to any Property, activities at any Property or Hazardous Materials at, from or affecting any Property.

                  (c) None of the Property appears on the National Priority List (as defined under federal law) or any state listing which identifies sites for remedial clean-up or investigatory actions. To the best of the Company's knowledge, none of the Property has been contaminated with substances which give rise to a clean-up obligation under any Environmental Law or common law.

         4.13. Investment Company Act. Neither Company nor the Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         4.14. Disclosure. No report or other information furnished in writing by or on behalf of the Company to any Purchaser in connection with the negotiation or administration of this Agreement contains any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading. Neither this Agreement, the other Loan Documents, nor any other document, certificate, or report or statement or other information furnished to any Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact in order to make the statements contained herein and therein not misleading. There is no fact known to the Company which materially and adversely affects, or which in the future may (so far as the Company can now foresee) materially and adversely affect, the business, properties, operations, condition, financial or otherwise, or prospects of the Company or the Subsidiary, which has not been set forth in this Agreement or in the other documents, certificates, statements, reports or other information furnished in writing to any Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby.

         4.15. Stock Ownership. The authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, without par value, of which 9,429,901 shares are outstanding, and (ii) 400,000 shares of Preferred Stock, without par value, none of which are outstanding. Such outstanding shares of Common Stock are duly authorized, validly issued and outstanding and fully paid and nonassessable. Except for the Warrants, the 1997 Warrants, the Class 3 Notes and options to purchase shares of Common Stock granted to employees, directors or agents of the Company pursuant to the Company's stock option plans, there are no outstanding options, warrants, rights, convertible securities or other agreements or plans under which the Company may become obligated to issue, sell or transfer shares of its capital stock or other securities.

         4.16. No Defaults or Conflicts.

                  (a) No Event of Default or Potential Default has occurred and is continuing.

                  (b) The execution, delivery and performance by the Company of this Agreement and of the Loan Documents to which it is a party and any of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Notes, the Warrants and the Shares as contemplated herein or therein) do not and will not (i) violate or conflict with, with or without the giving of notice or the passage of time or both, any provision of (A) the Articles of Incorporation or By-Laws of the Company or (B) any law, rule, regulation, order, judgment, writ, injunction, decree, agreement, indenture or other instrument applicable to the Company or the Subsidiary or any of their respective properties (or to which the Company of the Subsidiary is a party or by which any of their respective properties may be bound), (ii) other than pursuant to this Agreement or the Loan Documents, result in the creation of any Lien upon any of the Company's or the Subsidiary's Properties,
                  (iii) require the consent, waiver, approval, order or authorization of, or declaration, registration, qualification or filing with, any Person (whether or not a governmental authority and including, without limitation any shareholder approval) other than (A) the consent of the Senior Lender (B) any registration, qualification or filing with the Securities and Exchange Commission or any state securities commission necessary in connection with the Company's obligations under
                  Section 17 hereof and (C) the Company's routine filing obligations under the Securities Exchange Act or (iv) cause anti-dilution clauses of any outstanding securities to become operative or give rise to any preemptive rights. No such provision referred to in the preceding clause (i) will have a Material Adverse Effect.

         4.17. Offering of Notes. Neither the Company nor any agent nor any other Person acting on their behalf, directly or indirectly, (i) offered any of the Notes, Warrants or any similar security of the Company (A) by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or (B) for sale to or solicited offer to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchasers and additional potential investors who, either alone or with their Purchaser Representatives(s) (as defined in Regulation D under the Securities Act) have such knowledge and experience in financial and business matters that they are capable of evaluation the merits and risks of the prospective investment and who are able to bear the economic risks of the investment or (ii) has done, or caused to be done (or has omitted to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Notes, Warrants or Shares within the provisions of Section 5 of the Securities Act.

         4.18. Outstanding Securities. All securities (as defined in the Securities Act) of the Company have been offered, issued, sold and delivered in compliance with, or pursuant to exemptions from, all applicable federal and state laws, and the rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities. The Company's common stock is currently traded on the Nasdaq Stock Market. However, the Company has been notified by Nasdaq that it no longer qualifies for listing, and the Company expects that it will soon be required to move to the Over the Counter Bulletin Board.

         4.19. Solvency. The Company is and has been experiencing cash flow difficulties such that it would likely not meet a definition of "solvency" meaning that it can pay its debts as they mature. However, the assets of the Company, at a fair valuation, exceed its total liabilities.

         4.20. Chief Executive Office. The chief executive office of the Company and its records with respect to the Collateral are located at Farmington Hills, Michigan.

SECTION 5. REPRESENTATIONS OF THE PURCHASERS

         Each Purchaser severally represents and warrants, but only as to itself, to the Company that:

         5. 1. Power and Authority. Such Purchaser has all requisite power, authority and legal right to execute, deliver, enter into, consummate and perform this Agreement and the Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and the Loan Documents to which it is a party by such Purchaser have been duly authorized by all required corporate and other actions. Such Purchaser has duly executed and delivered this Agreement and the Loan Documents to which it is a party, and this Agreement and the Loan Documents to which it is a party constitute the legal, valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally and subject to the availability of equitable remedies and the application of equitable principles.

         5.2. Purchase for Investment. Such Purchaser is capable of evaluating the risk of its investment in the Notes and Warrants being purchased by it and is able to bear the economic risk of such investment. Such Purchaser is purchasing the Notes and Warrants to be purchased by it for its own account, and the Notes and Warrants are being purchased by it for investment and not with a present view to any distribution thereof.

         It is understood that the disposition of such Purchaser's property shall, subject to the terms of this Agreement, at all times be within such Purchaser's control. If such Purchaser should in the future decide to dispose of any of its Notes, Warrants or Shares, it is understood that it may do so only in compliance with the Securities Act and this Agreement.

SECTION 6. PREPAYMENTS

         6.1. Optional Prepayments of Class 1 Notes.

         (a) At any time after one year from the Closing Date for a Purchaser (but not before) the Company may at its option (subject to the other provisions of this Section 6.1) prepay all or part of the principal amount of Class 1 Notes outstanding for more than one year, at a price equal to the aggregate principal amount of the Notes to be prepaid plus accrued interest thereon to the date of prepayment.

         (b) The aggregate amount of each prepayment of the principal amount of Class 1 Notes pursuant to this Section 6.1 shall be allocated among all Class 1 Notes at the time outstanding for more than one year, in proportion, as nearly as practicable, to the respective unpaid principal amounts of such Class 1 Notes.

         (c) The right of the Company to prepay Class 1 Notes pursuant to this
Section 6.1 shall be conditioned upon its giving notice of prepayment, signed by an officer, to the holders of Class 1

Notes not less than thirty (30) days and not more than sixty (60) days prior to the date upon which the prepayment is to be made specifying (i) the registered holder of each Class 1 Note to be prepaid, (ii) the aggregate principal amount being prepaid, (iii) the date of such prepayment (which must be a Business Day),
(iv) the accrued and unpaid interest (to but not including the date upon which the prepayment is to be made) and (v) that the prepayment of Class 1 Notes is being made pursuant to this Section 6.1. Notice of prepayment having been so given, the aggregate principal amount of the Class 1 Notes so specified in such notice, and all accrued and unpaid interest thereon, shall become due and payable on the specified prepayment date, but the right to apply any or all of the Class 1 Notes as payment to exercise any Class 1 Warrant or Warrants shall continue to, but not including, the date of such prepayment. Notwithstanding, the above, Class 1 Notes purchased after April 15, 2002 are subordinate in the right of payment to those Class 1 Notes purchased on or before April 15, 2002, and are on a par in the right of payment with Class 2 Notes.

         6.2. Optional Prepayments of Class 2 Notes.

         Class 2 Notes must be paid at such times as the Company receives payment on the specified order(s) associated with such Notes, with payment being applied first to accrued interest and then to principal. Payment from receivables or letter of credit proceeds on these specified orders can be made on the Class 2 Notes even if the Company is then in default on the Class 1 Notes. In addition, the Company may make prepayment in full or part on the Class 2 Notes at any time.

         6.3. Optional Prepayments of Class 3 Notes.

         (a) The Company may at its option (subject to the other provisions of this Section 6.3) prepay all or part of the principal amount of Class 3 Notes, at a price equal to the aggregate principal amount of the Notes to be prepaid plus accrued interest thereon to the date of prepayment.

         (b) The aggregate amount of each prepayment of the principal amount of affected Class 3 Notes pursuant to this Section 6.3 shall be allocated among all affected Class 3 Notes, in proportion, as nearly as practicable, to the respective unpaid principal amounts of such Class 3 Notes.

         (c) The right of the Company to prepay Class 3 Notes pursuant to this
Section 6.3 shall be conditioned upon its giving notice of prepayment, signed by an officer, to the holders of Class 3 Notes not less than thirty (30) days and not more than sixty (60) days prior to the date upon which the prepayment is to be made specifying (i) the registered holder of each Class 3 Note to be prepaid,
(ii) the aggregate principal amount being prepaid, (iii) the date of such prepayment (which must be a Business Day), (iv) the accrued and unpaid interest (to but not including the date upon which the prepayment is to be made) and (v) that the prepayment of Class 3 Notes is being made pursuant to this Section 6.3. Notice of prepayment having been so given, the aggregate principal amount of the Class 3 Notes so specified in such notice, and all accrued and unpaid interest thereon, shall become due and payable on the specified prepayment date, but the right to convert any or all of the Class 3 Notes to Common Stock shall continue to, but not including, the date of such prepayment.

         (d) The right of the Company to prepay Class 3 Notes pursuant to this
Section 6.3 shall be further conditioned upon either of the following being met:

                  (i) fourteen months shall have elapsed from the Closing Date for each Class 3 Note affected, the Common Stock of the Company shall have been trading at an average Market Price of the greater of $1 per share or 125% of the conversion price for the Class 3 Notes being called for the four months prior to the specified prepayment date and the Common Stock receivable by the Class 3 Purchasers upon conversion of their Class 3 Notes having been eligible for public market sale, whether through registration or an exemption therefrom, for at least four months prior to the specified prepayment date; or

                  (ii) the common stock of the Company shall have been trading at an average Market Price of the greater of $1 per share or 200% of the conversion price for the Class 3 Notes being called for the four month prior to the specified prepayment date and the Common Stock receivable by the Class 3 Purchasers upon conversion of their Class 3 Notes having been eligible for public market sale, through registration, for at least four months prior to the specified prepayment date.

         The provisions of this section 6.3(d) shall not be applicable if the prepayment by the Company is pursuant to the sale by the Company of substantially all of its assets.

         6.4. Obligations Unconditional. The Company hereby agrees and confirms that its obligations under the Notes shall be deemed to constitute for all purposes obligations for the payment of indebtedness for borrowed money and shall accordingly be absolute and unconditional in accordance with the terms of the Notes and this Agreement and shall not be affected by (and the Company agrees not to assert) any right the Company may now or at any time hereafter have, including any right to terminate, cancel, quit or surrender this Agreement or any Note except in accordance with the express terms thereof.

SECTION 7. AFFIRMATIVE COVENANTS

         The Company covenants and agrees that, until payment in full of the principal of and accrued interest on the Notes and the payment or performance of all other obligations under the Loan Documents, the Company shall:

         7. 1. Preservation of Corporate Existence; Etc. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except to the extent permitted by Section 8.3, and its qualification as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary under applicable law, and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

         7.2. Maintenance of Properties; Insurance. Maintain, preserve and protect all property that is material to the conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses; and maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, business interruption insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amounts as it shall reasonably deem necessary, and maintain such other insurance as may be required by Governmental Regulations or as may be reasonably requested by the Majority Noteholders. Upon request, the Company shall deliver to each Purchaser copies of all or any of such insurance policies or the related certificates of insurance.

         7.3. Reporting Requirements. Furnish to each Purchaser the following:

         (a) promptly and in any event within five (5) calendar days after becoming aware of the occurrence of (A) any Potential Default or Event of Default, (B) the commencement of any material litigation against, by or affecting the Company or any Subsidiary, and any material developments therein, or (C) any development in the business or affairs of the Company which has resulted in or which is likely, in the reasonable judgment of the Company, to result in a Material Adverse Effect, a statement of an officer of the Company setting forth details of such Potential Default or Event of Default or such litigation or such event or condition and the action which the affected person has taken and proposes to take with respect thereto;

         (b) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Company, the consolidated balance sheet of the Company as of the end of each such quarter and consolidated income statement of the Company for each such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year;

         (c) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the annual audited consolidated financial statements of the Company for such fiscal year;

         (d) promptly after receipt thereof by the Company, copies of any audit or management reports submitted to it by independent accountants in connection with any audit, interim audit or other report submitted to the board of directors of the Company;

         (e) promptly after the same are available, copies of each annual report, proxy or financial statement or other communication sent to the Company's stockholders and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the Securities and Exchange

         Commission or with any securities exchange or the National Association of Securities Dealers, Inc.; and

         (f) promptly, such other information respecting the business, properties, operations or condition, financial or otherwise, of the Company as any Purchaser may from time to time reasonably request upon reasonable notice.

                  Each holder of Notes and Warrants hereby acknowledges that it is aware of the restrictions imposed by federal and state securities laws on a person possessing material nonpublic information about a company. In this regard, each such holder hereby agrees that (i) while it is in possession of material nonpublic information with respect to the Company and its Subsidiaries, such holder will not purchase or sell any securities of the Company, or communicate such information to any third party, in violation of any such laws and (ii) it will keep all such nonpublic information confidential.

         7.4. Accounting; Access to Records, Books; Etc. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, (i) permit the Agent to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such person and to discuss the affairs, finances and accounts of such person with their respective directors, officers, employees and independent auditors, and by this provision the Company does hereby authorize the same, and (ii) permit the Agent to conduct a comprehensive field audit of its books, records, properties and assets, if there is no Event of Default or Potential Default continuing, at the Purchasers' expense, otherwise at the Company's expense.

         7.5. Further Assurances. Execute and deliver promptly after request therefor by any Purchaser, all further instruments and documents and take all further action that may be necessary or desirable, or that any Purchaser may request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of any Purchaser under, this Agreement and the other Loan Documents.

         7.6. Use of Proceeds. The Company will use the net proceeds realized from the sale of the Notes and Warrants for working capital and other general corporate purposes. No portion of such proceeds will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying, within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, any "margin stock" as defined in said Regulation U, or any "margin stock" as defined in Regulation G of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of purchasing, carrying or trading in securities within the meaning of Regulation T of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any such margin stock or other securities.

         7.7. Office for Payment, Exchange and Registration. So long as any of the Notes or Warrants are outstanding, the Company will maintain an office or agency where Notes or Warrants may be presented for payment, exchange, exercise or registration of transfer as provided in this Agreement or in the Warrants. Such office or agency initially shall be the office of the Company set forth in Section 22 hereof, which place may from time to time be changed by notice to the holders of all Notes and Warrants then outstanding.

         7.8. Notices. The Company will give notice to each holder of a Note or Warrant promptly after it learns (other than by notice from all of such holders) of the existence of any default under any Senior Indebtedness or any material default under any other evidence of Indebtedness or under any indenture, mortgage or other agreement relating to any evidence of Indebtedness in respect of which the Company or any Subsidiary is liable.

         7.9. Fiscal Year. The fiscal year of the Company for tax, accounting and any other purposes shall end on December 31 of each calendar year.

         7.10. Communication with Accountants. The Company hereby authorizes the Agent (on behalf of the Purchasers) to communicate directly with the independent certified public accountants for the Company and authorizes such accountants to disclose to the Agent any and all financial statements and any other information of any kind that they may have with respect to the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company; provided, that the Company be informed of any such disclosures and participate in any conversations between such accountants and the Agent (and the Company agrees that it will not fail to cooperate in arranging or unreasonably delay any such conversations); and further provided that the Agent shall not incur charges from such accountants in exercise of such rights for more than ten (10) hours per calendar year without the Company's prior written consent. The Company shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 7.10.

         7.11. Environmental Matters. The Company agrees to indemnify, defend, protect and hold harmless Purchasers, their officers, directors, shareholders, employees, and agents from and against any and all liability, loss, damage, cost and expense, including, but not limited to, attorneys' and consultants fees and disbursements arising from any breach of representations and warranties set forth in Section 4.12 or covenants set forth in Section 7.2 herein, the Release or presence of Hazardous Materials on, under, about, adjacent to, from or at any properties or facilities currently or previously owned, operated or leased by the Company or any Subsidiary, any predecessors of the Company or any Subsidiary or any entities previously owned by the Company or any Subsidiary, or at any off-site location to which Hazardous Materials generated by the Company or any Subsidiary, any predecessors of the Company or any Subsidiary or any entities previously owned by the Company or any Subsidiary were sent for handling, treatment, storage, or disposal or any violation of any Environmental Law or Environmental Permit by the Company or any Subsidiary or any entity previously owned by the Company or any Subsidiary. The obligations of the Company under this Section shall survive the Closing indefinitely.

         7.12. Taxes. All payments to a holder of Notes or to a partner of a holder (or to a partner of such a partner) (any of the foregoing referred to herein as a "recipient") of principal of, and interest on, the Notes and all other amounts payable under this Agreement and any other Loan Document shall be made free and clear of, and without deduction for, any present or future income, stamp or other taxes, fees, duties, withholding or other charges of any nature whatsoever imposed by any taxing authority, other than taxes imposed on or measured by the net income of such recipient (such non-excluded items being herein called "Taxes"). In the event that any withholding or deduction from any payment to be made hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Company will:

         (a) pay to the relevant authority the full amount required to be so withheld or deducted; and

         (b) promptly forward to such recipient an official receipt or other documentation satisfactory to such recipient evidencing such payment to such authority.

         7.13. Delivery of Information for Rule 144A Transactions. If a holder of Notes proposes to transfer any such Notes pursuant to Rule 144A under the Securities Act (as in effect from time to time), the Company agrees to provide (upon the request of such holder or the prospective transferee) to such holder and (if requested) to the prospective transferee any financial or other information concerning the Company which is required to be delivered by such holder to any transferee of such Notes pursuant to such Rule 144A.

SECTION 8. NEGATIVE COVENANTS

         The Company further covenants and agrees that it will not:

         8. 1. Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except Permitted Liens.

         8.2. Merger and Acquisition. Consolidate with or merge with or into any Person, or acquire directly or indirectly all or substantially all of the capital stock of any Person; provided that a merger after which the Company is the surviving corporation and which does not cause a Potential Default or Event of Default shall be permitted if either the Company is the surviving corporation or, if not, the surviving corporation assumes all of the Company's obligations under the Loan Documents in a manner satisfactory to the Purchasers.

         8.3. Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase, become liable in respect of any letter of credit, or otherwise become liable upon the obligation of any Person, except (i) liabilities arising from the endorsement of letters of credit, notes, drafts, instruments or documents for deposit or collection or similar transactions in the ordinary course of business, (ii) deposit account guaranties of the Subsidiaries not in excess of _100,000 in the aggregate in the United Kingdom, and (iii) other Contingent Liabilities not in excess of $500,000 in the aggregate.

         8.4. Restricted Payments. Make any Restricted Payment or Restricted Investment, except from Earnings Available for Dividends.

         8.5. Sale or Transfer of Assets. Sell, lease, assign, transfer or otherwise dispose of any Collateral except in the ordinary course of business or except upon payment to the Purchasers of 50% of the net proceeds received by the Company from the sale of such Collateral, up to the full amount of the Company's Obligations to the Purchasers, except that Class 3 Purchasers would have the option to instead convert the portion of their Class 3 Notes which is proposed to be paid into the common stock of the Company with the Company retaining that portion of the proposed payment. If the Company is successful in its negotiations to sell its (i) business of developing and manufacturing inspection systems for the optical disc industry including an Identification Code Verification System, a Screen and Offset Printed Label Inspection System, a Scanner and an Optical Disc Orientation System or (ii) its business of developing and manufacturing a full bottle inspection system for Coca Cola, a code and label inspection system for L'Oreal, and an inspection system for web based print quality, those assets will be released from the Collateral Assignment without any payment from the Company. It is agreed that the Company may place source code for software in escrow at the request of purchasers of its products without violating this Agreement.

         8.6. Amendment of Charter. Amend, modify or waive any term or provision of its corporate charter, unless required by law.

         8.7. Corporate Offices; Corporate Name; Corporate Records. Transfer its executive offices or change its corporate name or maintain records (including computer printouts and programs) with respect to the Collateral at any locations other than those at which the same are presently kept or maintained, except upon the Majority Noteholders' prior written consent and after the delivery to the Agent of financing statements in form satisfactory to the Noteholders.

         8.8. Private Placement Status. Neither the Company nor any agent nor any other Person acting on the Company's behalf will do or cause to be done (or will omit to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Notes, Warrants or Shares within the provisions of Section 5 of the Securities Act (other than in accordance with a registration and qualification of Shares under Section 17 hereof).

         8.9. Amendments to Other Agreements. Without the prior written consent of the Majority Noteholders, which consent will not be unreasonably withheld, consent to or request any amendment, modification, supplement or waiver of any of the provisions of any agreement or instrument evidencing (A) the rights of stockholders' of the Company or (B) the terms of (including the purchase and sale of) any form of capital stock of the Company.

         8.10. Transactions with Affiliates. Enter into, or permit or suffer to exist, any transaction or arrangement with any Affiliate, except on terms which are no less favorable to the Company than could be obtained from persons who are not Affiliates.

SECTION 9.

         Intentionally Omitted

SECTION 10. CONDITIONS TO PURCHASERS' OBLIGATIONS

         The Purchasers' obligations to purchase a Note or Notes and a Warrant or Warrants hereunder is subject to satisfaction of the following conditions at the Closing (any of which may be waived by the Purchasers):

         10. 1. Accuracy of Representations and Warranties. The representations and warranties of the Company in this Agreement and in the Loan Documents or in any certificate or document delivered pursuant hereto or thereto shall be correct and complete on and as of the Closing Date with the same effect as though made on and as of the Closing Date (after giving effect to the transactions contemplated by this Agreement).

         10.2. Compliance with Agreements; No Defaults. Except as disclosed on Exhibit D, the Company performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement or the Loan Documents and any other document contemplated hereby or thereby which are required to be performed or complied with by the Company on or before the Closing Date. On the Closing Date (after giving effect to the transactions contemplated hereby), there shall be no Event of Default or Potential Default.

         10.3. Proceedings. All corporate and other proceedings in connection with the transactions contemplated by the Loan Documents, and all documents incident thereto, shall be in form and substance satisfactory to the Purchasers and their counsel, and the Purchasers shall have received all such originals or certified or other copies of such documents as the Purchasers or their counsel may reasonably request.

         10.4. Legality; Governmental and Other Authorization. The purchase of and payment for the Notes and Warrants shall not be prohibited by any law or governmental order, rule, ruling, regulation, release, interpretation or opinion applicable to the Purchasers and shall not subject the Purchasers to any penalty, tax, liability or other onerous condition. Any necessary consents, approvals, licenses, permits, orders and authorizations of, and registrations or qualifications with, any governmental or administrative agency, or other Person, with respect to the transactions contemplated by the Loan Documents shall have been obtained or made and shall be in full force and effect. The Company shall have delivered to the Purchasers, upon their reasonable request setting forth what is required, factual certificates or other evidence, in form and substance satisfactory to the Purchasers and their counsel, to enable the Purchasers to establish compliance with this condition.

         10.5. No Change in Law, etc. No legislation, order, rule, ruling or regulation shall have been proposed, enacted or made by or on behalf of any governmental body, department or agency, and no legislation shall have been introduced in either House of Congress, and no investigation by any governmental authority or administrative body shall have been commenced or threatened, and no action, suit or proceeding shall have been commenced before, and no decision shall have been rendered by, any court, other governmental body or arbitrator, which, in any such case, in the Purchasers' reasonable judgment could adversely affect, restrain, prevent or change the transactions contemplated by this Agreement and the Loan Documents (including without limitation the issuance of the Notes and the Warrants hereunder or the issuance of Shares upon exercise of the Warrants) or materially and adversely affect the business, affairs, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

         10.6. Delivery of Additional Disclosure Documents. The Company shall have delivered a copy of its most recent Form 10-K and any interim reports, including financial statements, as filed with the Commission.

         10.7 Related Agreements. The Company shall have delivered to the Purchasers executed copies of the Collateral Assignment.

         10.8 Security Interests. All filings of UCC financing statements and all other filings and actions necessary to perfect the Security Interests as valid and perfected Liens in the Property covered thereby, subject only to Permitted Liens in effect on the date hereof, shall have been filed or taken and confirmation thereof shall have been received by the Agent.

         10.9 Searches. The results of tax lien, litigation, UCC, bankruptcy, and judgment searches with respect to the Company obtained by the Purchasers shall be acceptable.

         10.10. Material Agreements. Review and approval by the Purchasers, at their option and expense, of all material agreements to which the Company is a party, including without limitation, all such documents in respect of the borrowing of money, all joint venture agreements, supply agreements or requirements contracts, royalty agreements, license agreements, employment/management incentive agreements, and product warranties.

         10.11 Insurance. The Purchasers shall have received such evidence satisfactory to them as they have requested that the Company and the Subsidiaries have in effect such casualty, hazard, public liability, product liability and other insurance policies required by the Purchasers, written by insurers and in amounts and forms satisfactory to the Purchasers.

         10.12 Other Documents and Opinions. The Purchasers shall have received such other certificates, documents and opinions, in form and substance satisfactory to the Purchasers and their counsel, relating to matters incident to the transactions contemplated hereby as the Purchasers may reasonably request.

SECTION 11. AMENDMENT AND WAIVER

         11.1. Amendments and Waivers. This Agreement and any Loan Document may be amended (or any provision hereof or thereof waived) only with the written consent of (i) the Majority Noteholders, and (ii) the holder or holders of Warrants or Shares representing at least a majority of the sum of the Shares then outstanding and the Shares then obtainable upon the exercise of all Warrants then outstanding, if any; provided, however, that no such amendment or waiver shall (i) change the fixed maturity of any Note, the rate or the time of payment of interest thereon, the principal amount thereof, the premium thereon, the currency in which the Notes are payable, the prepayment provisions of
Section 6 hereof, the current exercise price of a Warrant or the registration rights under Section 17 hereof, without the consent of the holder of each Note, Warrant or Share so affected or (ii) reduce the aforesaid percentage of Notes, or reduce the aforesaid percentage of Warrants or Shares, the holders of which are required to consent to any such amendment or waiver, without the consent of the holders of all the Notes, or, as the case may be, the holders of all Warrants and Shares, then outstanding or (iii) exchange the definition of "Majority Noteholders" without the consent of the holders of all the Notes then outstanding or (iv) increase the percentage of the amount of the Notes, the holders of which may declare the Notes to be due and payable under Section 14 hereof, without the consent of the holders of all the Notes then outstanding or
(v) modify the subordination terms in the Purchase Agreement, including without limitation, the subordination terms in Sections 1(b)(i), 1(b)(ii), 1(b)(iii), 6.1(c), and 20.2 without the consent of the holder of each Note so affected.

         11.2. Notice of Proposed Amendments and Waivers. The Company agrees that all holders of Notes, Warrants or Shares shall be notified by the Company in advance of any proposed amendment or waiver of any Loan Document, but failure to give such notice shall not in any way affect the validity of any such amendment or waiver. In addition, promptly after obtaining the written consent of the holders herein provided, the Company shall transmit a copy of any amendment or waiver which has been adopted to all holders of Notes, Warrants or Shares then outstanding, but failure to transmit copies shall not in any way affect the validity of any such Amendment or waiver.

         11.3. All Holders Bound by Amendments and Waivers. The Company and each holder of a Note, Warrant or Share then or thereafter outstanding shall be bound by any amendment or waiver effected in accordance with the provisions of this
Section 11, whether or not such Note, Warrant or Share shall have been marked to indicate such modification, but any Note, Warrant or Share issued thereafter shall bear a notation as to any such modification (but the failure to bear any such notation shall not affect the validity of any such subsequently issued Note, Warrant or Share, which shall be enforceable in accordance with its terms subject to any such modification).

SECTION 12. EXCHANGE OF NOTES AND WARRANTS; CANCELLATION OF SURRENDERED NOTES

         12.1. Exchange of Notes. Subject to Section 16 hereof, at any time at the request of any holder of one or more of the Notes to the Company at its office provided under Section 7.7 hereof, the Company at its expense (except for any transfer tax or any other tax arising out of the exchange) will issue and deliver to or upon the order of the holder in exchange therefor new Notes, in such denomination or denominations as such holder may request (which must be in denominations of no less than $ 10,000 plus one Note in a lesser denomination, if required), in aggregate principal amount equal to the unpaid principal amount of the Note or Notes surrendered and substantially in the form thereof, dated as of the date to which interest has been paid on the Note or Notes surrendered (or, if no interest has yet been so paid thereon, then dated the date of the Note or Notes so surrendered) and payable to such Person or Persons or order as may be designated by such holder. Any such new Note shall bear any notation required by Section 11 hereof.

         12.2. Exchange of Warrants. Subject to Section 16 hereof, at any time at the request of any holder of one or more of the Warrants to the Company at its office provided under Section 7.7 hereof, the Company at its expense (except for any transfer tax or any other tax arising out of the exchange) will issue and deliver to or upon the order of the holder in exchange therefor a new Warrant certificate or certificates of like tenor, in such amount or amounts as such holder may request and calling in the aggregate on the face or faces thereof for the number of Shares which are called for on the face or faces of the Warrant certificate or certificates so surrendered, and in the name of such holder or as such holder may direct. Any such new Warrant certificate shall bear any notation required by Section 11 hereof.

         12.3. Percent of Interest on Surrendered Notes. In the event that any
Note is surrendered to the Company upon the exercise of all or a portion of any Warrant using the principal amount of, or accrued and unpaid interest on, the Notes in accordance with the terms of the Warrants, or upon a prepayment under
Section 6 hereof, the Company shall pay all accrued and unpaid interest on such Note or such portion thereof and interest shall cease to accrue upon that portion of the principal amount of such Note used for such exercise or which was prepaid, and the right to receive, and any right or obligation to make, any prepayment on such portion of the principal amount pursuant to Section 6 hereof shall terminate all upon the date of such exercise or prepayment and upon presentation and surrender of such Note to the Company.

         12.4. Surrender of Note in Exercise of Warrants. Upon the exercise in whole or in part of any Warrant using the principal amount of, or accrued and unpaid interest on, the Notes in accordance with the terms of the Warrants or upon any prepayment under Section 6 hereof, if only a portion of the principal amount of a Note is used in such exercise or prepayment, then such Note shall be surrendered to the Company and the Company shall simultaneously execute and deliver to or on the order of the holder thereof, at the expense of the Company, a new Note or Notes in principal amount equal to the unused portion of such Note.

         12.5. Cancellation of Surrendered Notes. All Notes or portions thereof which have been used to exercise all or a portion of a Warrant, or which have been prepaid under Section 6 hereof, shall be canceled by the Company and no Notes shall be issued in lieu of the principal amount so used for such exercise or prepayment.

SECTION 13. REGISTRATION; REPLACEMENT OF NOTES AND WARRANTS

         13. 1. Registration of Transfers. The Company shall keep a register in which provisions shall be made for the registration of the Notes and Warrants and the registration of transfers of the Notes and Warrants. The register shall be kept at the office of the Company provided under Section 7.7 hereof. Upon surrender for registration of transfer of any Note or Warrant at the office of the Company, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new Notes or Warrants, as the case may be, of a like aggregate principal amount of Notes or number of Shares. Each new Note issued upon transfer shall be in a principal amount of at least $10,000 and in integral multiples of $10,000 and dated the date or dates to which interest on the Notes or Warrants surrendered shall have been paid. Each new Warrant issued upon transfer shall be for at least 25% of the total Warrants held by such holder and dated the date of the original Warrant. All Notes or Warrants issued upon any registration of transfer of Notes or Warrants, as the case may be, shall be the valid obligations of the Company evidencing the same respective obligations, and entitled to the same security and benefits under this Agreement and the other Loan Documents, as the Notes or Warrants surrendered upon such registration of transfer. The Company shall make a notation on each new Note of the amount of all payments of principal previously made on the old Notes with respect to which such new Note is issued and the date to which interest accrued on such old Note has been paid.

         13.2. Replacement of Notes and Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note or Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement or bond reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender of such Note or Warrant (which surrendered Note or Warrant shall be canceled by the Company), the Company will, without further charge, issue a new Note or Warrant, as the case may be, of like tenor in lieu of such lost, stolen, destroyed or mutilated Note or Warrant as if the lost, stolen, destroyed or mutilated Note or Warrant were then surrendered for exchange.

SECTION 14. DEFAULTS

         14.1. Events of Default. Any of the following shall constitute an "Event of Default " (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) the Company defaults in the payment (whether or not such payment is prohibited under Section 9 hereof) of (A) any part of the principal of any Note, when the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise, or (B) the interest on any Note, when the same shall become due and payable, and such default in the payment of interest shall have continued for ten (10) days or (C) the Company fails to pay any other amount due hereunder or under any Loan Document and such default shall have continued for ten (10) Business Days after notice thereof from the Agent;

         (b) Any representation or warranty made by Borrower in this Agreement or in any Loan Document or in any certificate, report, financial statement other document furnished by or on behalf of the Company in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made;

         (c) Any term, covenant or agreement contained in Section 8 shall be breached;

         (d) Any term, covenant or agreement contained in this Agreement or any other Loan Document (other than with regard to payments) shall be breached, and such breach shall remain unremedied for thirty (30) calendar days after receipt by the Company of written notice thereof;

         (e) One or more judgments or orders for the payment of money in an aggregate amount of $250,000 or more shall be rendered against any of the Company, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect Company which causes or could cause a Material Adverse Effect or which does or could have an adverse effect on the legality, validity or enforceability of this Agreement or any other Loan Document and either (i) such judgment or order shall have remained unsatisfied and the Company shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or
(ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; provided that no final judgment shall be included in the calculation under this subsection to the extent that the claim underlying such judgment is covered by insurance and defense of such claim has been tendered to and accepted by the insurer without reservation.

         (f) The occurrence of a Reportable Event that results in or could result in liability of the Company or its ERISA Affiliates to the PBGC or to any Plan in excess of $50,000 and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof, or the occurrence of any Reportable Event which could constitute grounds for termination of any Plan of the Company or its ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan and such Reportable Event is not corrected within thirty (30) days after the occurrence thereof, or the filing by the Company, or any of its ERISA Affiliates of a notice of intent to terminate a Plan or the institution of other proceedings to terminate a Plan; or the Company or any of its ERISA Affiliates shall fail to pay when due any liability to the PBGC or to a Plan in excess of $50,000; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Plan of the Company or its ERISA Affiliates; or any person engages in a Prohibited Transaction with respect to any Plan which results in or could result in liability of the Company, any of its ERISA Affiliates, any Plan of the Company, or its ERISA Affiliates or any fiduciary of any such Plan in excess of $50,000; or failure by the Company, or any of its ERISA Affiliates to make a required installment or other payment to any Plan within the meaning of Section 302(o) of ERISA or Section 412(n) of the Code that results in or could result in liability of the Company or any of its ERISA Affiliates to the PBGC or any Plan in excess of $50,000; or the withdrawal of the Company or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001 (a)(2) of ERISA; or the Company or any of its ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Purchasers.

         (g) The Company shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered); or shall make a general assignment for the benefit of creditors; or shall institute, or there shall be instituted against the Company any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Company and is being contested by the Company in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days; or shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection.

         (h) This Agreement or any of the other Loan Documents shall, at any time after their respective execution and delivery, and for any reason, cease to be in full force and effect or shall be declared null and void, or be revoked or terminated, or the validity or enforceability thereof or hereof shall be contested by the Company or any stockholder of the Company not a party to this Agreement, or the Company shall deny that it has any further liability or obligation thereunder or hereunder, as the case may be.

         14.2. Acceleration of Notes. If an Event of Default occurs, then and in each such event the Majority Noteholders may at any time (unless all such Events of Default shall theretofore have been waived or remedied) at its or their option, by written notice or notices to the Company, declare all the Notes to be due and payable in full. Upon any such declaration or upon the occurrence of an Event of Default pursuant to clause (h) of Section 14.1 hereof (in which case no declaration is required), all Notes shall forthwith immediately mature and become due and payable, together with interest accrued thereon, without presentment, demand, protest or notice, all of which are hereby waived. However, if, at any time after the principal of the Notes shall so become due and payable and prior to the date of maturity stated in the Notes, all arrears (without giving effect to any such acceleration) of principal and interest on the Notes (with interest at the rate specified in the Notes on any overdue principal and, to the extent legally enforceable, on any overdue interest) shall be paid by or for the account of the Company, then the Majority Noteholders, by written notice or notices to the Company, may rescind or annul such declaration. If any holder of a Note shall give any notice or take any other action with respect to a claimed default, the Company, forthwith upon receipt of such notice or obtaining knowledge of such other action, will give written notice thereof to all other holders of the Notes then outstanding, describing such notice or other action and the nature of the claimed default.

SECTION 15. REMEDIES

         15. 1. Enforcement of Rights; Exercise of Remedies. In case any one or more Events of Default shall occur and be continuing, the holder of a Note or Warrant then outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Loan Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or for any other remedy (including, without limitation, damages). In addition, the Agent may:

         (a) without notice to or demand upon the Company, make such payments and do such acts as the Agent considers necessary or reasonable to protect interest in the Collateral. The Company agrees to assemble the Collateral if the Agent so requires, and to make the Collateral available to the Agent as the Agent may designate. The Company authorizes the Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in the Agent's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of the Company's owned premises, the Company hereby grants the Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty
(120) days in order to exercise any of the Agent's rights or remedies provided herein, at law, in equity, or otherwise;

         (b) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. The Agent is hereby granted a license or other right to use, without charge, the Company's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, and the goodwill associated with any of the foregoing, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and the Company's rights under all licenses and all franchise agreements shall inure to the Agent's benefit;

         (c) sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the Company's premises) as the Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

         (d) give notice of the disposition of the Collateral as follows:

                  (i) the Agent shall give the Company and each holder of a security interest in the Collateral who has filed with the Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                  (ii) the notice shall be personally delivered or mailed, postage prepaid, to the Company as provided in Section 22, at least ten (10) calendar days before the date fixed for the sale, or at least ten (10) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than the Company claiming an interest in the Collateral shall be sent to such addresses as they have furnished to the Agent;

                  (iii) if the sale is to be a public sale, the Agent also shall give notice of the time and place by publishing a notice one time at least ten (10) calendar days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

         (e) the Agent or any Purchaser may bid and purchase at any public or private sale and can offset the Company's Obligations against the purchase price; and

         (f) any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by the Company. Any excess will be returned, without interest and subject to the rights of third parties, by the Agent to the Company.

         15.2. Payment of Expenses of Enforcement and Collection. In case of a default in the, payment of any principal of or interest on any Note, or default in the payment of amounts owing under this Agreement or any Loan Document, or default in the observance of any other agreement or covenant of the Company contained in this Agreement or any Loan Document, the Company will pay to the holder thereof or party thereto, in addition to any interest or premium otherwise required, such further amount as shall be sufficient to cover any and all costs and expenses of enforcement and collection, including, without limitation, reasonable attorneys' fees and expenses.

         15.3. Delay Not a Waiver. No course of dealing and no delay on the part of the Agent, any holder of any Note or Warrant or any party to this Agreement or any Loan Document in exercising any rights or remedies shall operate as a waiver thereof or otherwise prejudice such holder's or party's rights. No right or remedy conferred hereby or by any Loan Document shall be exclusive of any other right or remedy referred to herein or therein or available at law, in equity, by statute or otherwise. To the extent permitted under any applicable law, the Company hereby irrevocably waives and relinquishes the benefit of any valuation, stay, appraisal, extension or redemption laws, whether such laws presently exist or may exist in the future, which laws might, but for this Section 15.3, be applicable to any sale of any or all of the assets of the Company (including without limitation the Collateral) made pursuant to any judgment, order or decree of any court, or otherwise based on any claim relating to or arising out of this Agreement or of any of the Loan Documents.

         15.4. Specific Enforcement. The Purchasers shall, in addition to other remedies provided by law, have the right and remedy to have the provisions of this Agreement and any Loan Document specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any breach or threatened breach of the provisions of this Agreement or any Loan Document will cause irreparable injury to the Purchasers and that money damages will not provide an adequate remedy. Nothing contained herein shall be construed as prohibiting the Purchasers from pursuing any other remedies available to the Purchasers for such breach or threatened breach, including, without limitation, the recovery of damages from the Company.

         15.5. Certain Waivers. Except as may be otherwise specifically provided herein or in any other agreement between the Purchasers and the Company which may be applicable, the Company waives any right, to the extent applicable law permits, to receive prior notice of or a judicial or other hearing with respect to (i) any action or prejudgment remedy or proceeding by the Agent to take possession, exercise control over, or dispose of any item of the Collateral in any instance (regardless of where the same may be located) where such action is permitted under the terms of this Agreement, any other Loan Document or by applicable law, and (ii) of the time, place or terms of sale in connection with the exercise of the Agent's rights hereunder. The Company also waives, to the extent permitted by law, any bonds, security or sureties required by any statute, rule or otherwise by law as an incident to any taking of possession by the Agent of Property subject to the Agent's Lien. The Company also waives any damages (direct, indirect, consequential or otherwise) occasioned by the enforcement of the Agent's rights under this Agreement including the taking of possession of any Collateral or the giving of notice to any account debtor, all to the extent that such waiver is permitted by law. The Company also consents that the Agent may enter upon any premises owned by or leased to the Company without obligation to pay rent or other compensation or for use and occupancy, through self help, without judicial process and without having first given notice to the Company or obtained an order of any court. These waivers and all other waivers provided for in this Agreement, the other Loan Documents and any other agreements or instruments executed in connection herewith have been negotiated by the parties and the Company acknowledges that it has been represented by counsel of its own choice and has consulted such counsel with respect to its rights hereunder.

SECTION 16. RESTRICTIONS ON TRANSFER

         Each holder of a Note or Warrant by acceptance thereof agrees that it will not sell or otherwise dispose of any Notes, Warrants or Shares unless such Notes, Warrants or Shares have been registered under, or have been sold pursuant to an exemption from registration under, the Securities Act. As a condition to the Company's obligation to issue a new Note or Warrant to a transferee thereof which (x) is not a holder of a Note or Warrant, the transferor must certify to the Company the facts on which the transferor is relying for such exemption and
(y) is a holder
of a Note or Warrant, the transferor must represent to the Company in writing that the transfer is so exempt, and in either case the transferor must provide an opinion from an attorney reasonably satisfactory to the Company that the requirements for the exemption have been met.

SECTION 17. REGISTRATION RIGHTS

         17.1. Piggyback Rights. If the Company shall at any time propose to file a registration statement under the Securities Act for any sales of shares of the Company's Common Stock (or any warrants, units, convertibles, rights or other securities related or linked to any shares of the Company's Common Stock) on behalf of the Company or otherwise, the Company shall give written notice of such registration no later than 60 days before its filing with the Commission to all holders of Warrants or Shares; provided that registrations relating solely to securities to be issued by the Company in connection with any employee stock option or employee stock purchase or savings plan on Form S-8 (or successor forms) under the Securities Act shall not be subject to this Section 17.1. If holders of Warrants or Shares so request within thirty (30) days of receipt of such notice, the Company shall include in any such registration the Shares held or to be held after exercise of Warrants by such holders and requested to be included in such registration. Further, the Company shall use its best efforts to register all Shares issued or issuable upon the exercise of all Warrants, or upon the conversion of all Class 3 Notes, then outstanding or to become outstanding under this Agreement as soon as possible after September 30, 2004, and to keep such registration current until at least September 30, 2006.

         Notwithstanding the foregoing, the Company may make a public offering, may register newly issued, privately placed common stock, or may register common stock to be issued pursuant to a newly issued convertible note or convertible preferred stock in any amount up to $3 million in value on or before September 30, 2004 without triggering the above requirements.

         17.2. Expenses. Subject to the limitations contained in this Section
17.2 and except as otherwise specifically provided in this Section 17, the entire costs and expenses of any registration and qualification pursuant to
Section 17.1 hereof shall be borne by the Company. Such costs and expenses shall include, without limitation, the fees and expenses of counsel for the Company and of its accountants, all other costs, fees and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the registration statement and all amendments and supplements thereto, the reasonable fees and expenses of one counsel to the holders of Warrants or Shares relating to such registration and qualification, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters (if any), dealers and other purchasers of the Shares and the costs and expenses (including fees and disbursements of counsel) incurred in connection with the qualification of the Shares under the securities laws of various jurisdictions. The Company shall not, however, pay underwriting fees or commissions to the extent related to the sale of Shares sold in any registration and qualification, and such fees or commissions shall be paid by the selling holders of Shares.

17.3. Procedures.

         (a) In the case of each registration or qualification pursuant to
Section 17.1, the Company will keep all holders of Warrants or Shares advised in writing as to the initiation of proceedings for such registration and qualification and as to the completion thereof, and will advise any such holder, upon request, of the progress of such proceedings.

         (b) At the Company's expense, the Company will keep each registration and qualification under this Section 17 effective (and in compliance with the Securities Act) by such action as may be necessary or appropriate for a period of one hundred twenty (120) days after the effective date of such registration statement, including, without limitation, the filing of posteffective amendments and supplements to any registration statement or prospectus necessary to keep the registration statement current and the further qualification under any applicable state securities laws to permit such sale or distribution, all as requested by such holder or holders, provided, that such 120-day period shall be extended by the number of days (i) that a stop order or similar proceeding is in effect which prohibits the distribution of the Shares registered pursuant to this Section 17 and (ii) from and including the date that each holder on whose behalf Shares have been registered pursuant to this Section 17 shall have received a notice delivered pursuant to paragraph (c) below until the date on which such holders shall have received a reasonable number of copies of a supplement to or an amendment of the prospectus so that the prospectus thereafter shall not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; in light of the circumstances then existing.

         (c) The Company will immediately notify each holder on whose behalf Shares have been registered pursuant to this Section 17 at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

         (d) If any registration under this Section 17 is in connection with an underwritten offering, the Company will furnish to each holder on whose behalf Shares have been registered pursuant to this Section 17 a signed counterpart, addressed to such holder, of (i) an opinion of counsel for the Company, dated the effective date of such registration statement, and (ii) a so called "cold comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, and such opinion of counsel and accountants' letter shall cover substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in connection with underwritten public offerings of securities.

         (e) Without limiting any other provision hereof, in connection with any registration of Shares under this Section 17, the Company will comply with the Securities Act, the Securities Exchange Act and all applicable rules and regulations of the Commission, and will make generally available to its securities holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve (12) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

         (f) In connection with any registration of Shares under this Section 17, the Company will provide a transfer agent and registrar for the Shares not later than the effective date of such registration statement.

         (g) In connection with any underwritten registration of Shares under this Section 17, the Company will, if requested by the underwriters for any Shares included in such registration, enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions relating to indemnification and contribution. The holders on whose behalf Shares are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Warrants or Shares and the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such holders of Warrants or Shares. The Company shall cooperate with such holders of Warrants or Shares in order to limit any representations or warranties to, or agreements with, the Company or such underwriters to be made by such holders only to those representations, warranties or agreements regarding such holder, such holder's Shares and such holder's intended method of distribution and any other representation required by law. Such underwriting agreement shall comply with Section 17.4 hereof.

         (h) Upon request by any holder of Warrants or Shares who has requested that their shares be included in a registration, the Company will give such holder and their underwriters, if any, and their respective counsel and accountants, (i) such information regarding the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, as such holder may specify, and
(ii) opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements, as shall be necessary, in the opinion of such holders or such underwriters or their respective counsel, in order to conduct a reasonable and diligent investigation within the meaning of the Securities Act. Without limiting the foregoing, each registration statement, prospectus, amendment, supplement or any other document filed with respect to a registration under this
Section 17 shall be subject to review and reasonable approval by the holders registering Shares in such registration and by their counsel.

         (i) The Company will cause all of the Shares registered pursuant to this Section 17 to be accepted for quotation to the same extent as similar securities issued by the Company.

         17.4. Provision of Documents. The Company will, at the expense of the Company, furnish to each holder of Warrants or Shares with respect to which registration has been effected, such number of registration statements, prospectuses, offering circulars and other documents incident to any registration or qualification referred to in Section 17.1 as such holder from time to time may reasonably request.

         17.5. Indemnification. The Company will indemnify and hold harmless, to the extent permitted by law, each holder of Warrants or Shares and any underwriter (as defined in the

Securities Act) for such holder and each person, if any, who controls the holder or underwriter within the meaning of the Securities Act or the Exchange Act and each of their respective directors, officers, general partners and members against any losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) to which the holder or underwriter or such controlling person may be subject, under the Securities Act or otherwise, insofar as any thereof arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any registration statement under which such Shares were registered under the Securities Act pursuant to Section
17.1 hereof (including all documents incorporated therein by reference), any prospectus or preliminary prospectus contained therein, or any amendment or supplement thereto, or (B) any other document incident to the registration of the Shares under the Securities Act or the qualification of the Shares under any state securities laws, or (ii) the omission or alleged omission to state in any item referred to in the preceding clause a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act or any other federal or state securities law, rule or regulation applicable to the Company and relating to action or inaction by the Company in connection with any such registration or qualification, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished to the Company in writing by a selling holder of Shares or by any underwriter for such holder expressly for use therein (with respect to which information such holder or underwriter shall so indemnify and hold harmless the Company, any underwriter for the Company and each person, if any, who controls the Company or such underwriter within the meaning of the Securities Act or the Exchange Act and each of their respective directors, officers, general partners and members). The Company will enter into an underwriting agreement and other agreements with the underwriter or underwriters for any offering registered under the Securities Act pursuant to
Section 17.1 hereof and with the holders of Securities selling Shares pursuant to such offering, and such underwriting agreement and other agreements shall contain customary provisions with respect to indemnification and contribution which shall, at a minimum, provide the indemnification set forth above.

         17.6. Periodic Payments. The indemnification provided for in Section
17.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, upon the presentation by the indemnified party to the indemnifying party of a statement showing the amount of expense, loss, damage or liability for which payment is then requested.

         17.7. Indemnification Procedure. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in Section 17.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section
17.5 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal fees and expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment an actual or potential conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim. The indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any Person who controls such indemnified party is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

         17.8. Contribution. If the indemnification provided for in Section 17.5 is unavailable (for any reason other than a determination of its inapplicability by a court of competent jurisdiction) to hold harmless an indemnified party under such Section, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in Section 17.5 in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, in connection with statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations, including without limitation the relative benefits received by each party from the offering of the securities covered by such registration statement, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted and the opportunity to correct and prevent any statement or omission. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this
Section 17.8 were to be determined by pro rata or per capita allocation (even if the underwriters, if any, were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first and second sentences of this Section
17.8. The Company and each holder of Warrants or Shares agrees with each other and any underwriters of the Shares, if requested by such underwriters, that (i) the underwriters' portion of such contribution shall not exceed the underwriting discount and (ii) that the amount of such contribution shall not exceed an amount equal to the net proceeds actually received by such indemnifying party from the sale of securities in the offering to which the losses, liabilities, claims, damages or expenses of the indemnified parties relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         17.9. Certain Limitations in Connection with Future Grants of Registration Rights.

         (a) From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any of its Common Stock providing for the granting to such holder of demand registration rights unless such agreement includes provisions to the effect that (i) the Company will give the holders of Warrants and Shares notice at least thirty (30) days prior to the filing of a registration statement pursuant to the exercise of such rights and (ii) notwithstanding Section 17.1 hereof, if a holder of Warrants or Shares requests inclusion of Shares (whether such Shares are held directly or through the right to obtain such Shares upon the conversion of Warrants held by such holder) and requests priority for such Shares in such registration statement within thirty (30) days after receipt of such notice, then such holder's Shares requested to be so included will be given priority over the securities sought to be registered by the holders of such demand registration rights if marketing factors require a limitation on the number of securities to be included in such registration statement If a holder of Warrants or Shares requests inclusion of its Shares (whether such Shares are held directly or through the right to obtain such Shares upon conversion of Warrants held by such holder), but does not request such priority for such Shares in such registration, then such Shares shall be included in such registration statement in the manner described in Section 17.1 hereof.

         (b) From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any of its Common Stock providing for the granting to such holder of incidental or "piggyback" registration rights unless such agreement includes provisions to the effect that, in the case of a registered underwritten public offering of the Company's Common Stock to which Section 17.1 hereof applies, such agreement gives the following priority to holders of Warrants or Shares if marketing factors require a limitation on the number of shares of Common Stock to be included in such offering the holders of Warrants or Shares and other holders of securities of the Company having piggyback registration rights shall have an equal right to include securities in such registration (beyond the amount to be included on behalf of the Company) in proportion to their relative holdings of shares of Common Stock of the Company (whether held directly or obtainable upon conversion or the exercise of warrants or other rights).

SECTION 18. INDEMNIFICATION

         18.1. Indemnification. Whether or not the transactions contemplated by this Agreement are consummated, the Company hereby agrees to indemnify and hold each Purchaser and each holder of a Note or Warrant or Share harmless (including any of such Purchaser's or holder's affiliated companies) and any of such Purchaser's or holder's directors, officers, employees, or agents and any person controlling (within the meaning of Section 20(a) of the Securities Exchange Act) such Purchaser or holder or any of its affiliated companies (collectively, the "Indemnified Persons") from and against any and all losses, claims, damages, liabilities, securities law penalties, and expenses whatsoever (including, but not limited to, any and all reasonable fees and expenses whatsoever incurred by an Indemnified Person and its attorneys in investigating, preparing for, defending against, acting as a witness, providing evidence, producing documents, or taking any other action in respect of any litigation or proceeding, commenced or threatened, or any claim whatsoever), (collectively, the "Losses") arising out of or in connection with this Agreement or any Loan Document, other than to the extent Losses result from the negligence or misconduct of the Indemnified Person. The foregoing indemnity shall be in addition to any other rights which the Indemnified Persons may have against the Company otherwise than under this paragraph. If a court shall hold for any reason that the preceding indemnification is unavailable to any Indemnified Person as to any matter for which it would be available if enforceable in accordance with its terms, the Company on the one hand and the Indemnified Person on the other agree to contribute to such loss in such proportion as is appropriate to reflect the relative benefits and the relative fault of the Company on the one hand and of the Indemnified Person on the other in connection with the statements, actions, or omissions which results in such Loss, as well as any other relevant equitable considerations.

         18.2. Indemnification Procedures. If any Indemnified Party is entitled to indemnification hereunder, such Indemnified Party shall give prompt notice to the Company of any claim or of the commencement of any proceeding with respect to which such Indemnified Party seeks indemnification pursuant hereto and of which such Indemnified Party knew or reasonably should have known; provided, however, that the failure so to notify the Company shall not relieve the Company from any obligation or liability except to the extent that the amount owed by the Company has been increased by such failure. The Company shall have the right, exercisable by giving written notice to an Indemnified Person within 20 Business Days after receipt of written notice from such Indemnified Person of such claim or proceeding, to assume, at its expense, the defense of any such claim or proceeding; provided, however, that an Indemnified Person shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (1) the Company agrees to pay such fees and expenses; or (2) the Company fails promptly to assume, or to diligently pursue, the defense of such claim or proceeding (in which case if such Indemnified Person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense thereof, it being understood, however, that the Company shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Person). Whether or not such defense is assumed by the Company, such Indemnified Person will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed).

SECTION 19. DIRECT PAYMENTS

         As long as the Purchaser or any payee named in the Notes delivered to the Purchaser on the Closing Date, or any institutional holder which is a direct or indirect transferee from the Purchaser or such payee, shall be the holder of any Note, the Company will make payments (whether at maturity, upon mandatory or optional prepayment, upon repurchase or otherwise) of principal, interest and premium, if any, (i) by check payable to the order of the holder of any such Note duly mailed or delivered to such address as the Purchaser or such other holder may designate in writing or (ii) if requested by the Purchaser or such other holder, by wire transfer to the Purchaser's or such other holder's (or its nominee's) account at any bank or trust company in the United States of America, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. IF THE PURCHASER HAS PROVIDED AN ADDRESS ON EXHIBIT A HERETO FOR PAYMENTS BY WIRE TRANSFER, THEN THE PURCHASER

SHALL BE DEEMED TO HAVE REQUESTED WIRE TRANSFER PAYMENTS UNDER THE PRECEDING CLAUSE (ii). All such payments shall be made in federal or other immediately available funds and shall be transmitted by 2:00 p.m. local time at the place of payment on the day when due.

SECTION 20. SECURITY INTEREST

         20.1. Grant of Security Interest. The Company shall grant to the Agent for the benefit of the Purchasers a security interest in the Collateral pursuant to the Collateral Assignment. In addition, the Company shall grant to the Class 2 Purchasers a security interest in all of the following assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising: Accounts; Letters of Credit; Letter-of-credit rights; Inventory, including Work in Progress; Supporting obligations; and all Proceeds and products of the foregoing.

         20.2. Subordination. The rights of the Class 1 Purchasers after April 15, 2002, the Class 2 Purchasers and the Class 3 Purchasers will be subordinate to the rights of the Class 1 Purchasers on or before April 15, 2002 under the Collateral Assignment. Specifically, in the event the Company defaults in its obligations under the Class 1 Notes or this Agreement, the Class 1 Purchasers on or before April 15, 2002 will be entitled to payment before the Class 1 Purchasers after April 15, 2002, the Class 2 Purchasers and the Class 3 Purchasers.

SECTION 21. THE AGENT

         21.1. Appointment. Each Purchaser hereby irrevocably designates and appoints the Agent as the agent of such Purchaser under this Agreement and the Collateral Assignment, and each such Purchaser irrevocably authorizes the Agent, as the agent for such Purchaser, to take such action on its behalf under the provisions of this Agreement and the Collateral Assignment and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the Collateral Assignment, together with such other powers as are reasonably incidental thereto.

         21.2. Fees of Agent. The Agent shall be entitled to reasonable fees for the performance of its duties pursuant to this Agreement, which fees shall be paid by the Company.

         21.3. Application of Proceeds of the Collateral. Subject to Section 20.2, all Collateral shall be held or administered by the Agent for the ratable benefit of the Purchasers. Any proceeds received by the Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Loan Documents shall be applied, first, to the cost of any such foreclosure, sale, lease or other disposition including the reasonable fees of the Agent and, second, to the payment in full of the remaining Company's Obligations pro rata in proportion to the amount of the Company's Obligations owed first to each of the Class 1 Purchasers who purchased on or before April 15, 2002 and thereafter to each of the remaining Class 1 Purchasers and the Class 2 Purchasers.

         21.4. Delegation of Duties. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

         21.5. Reliance by Agent. The Agent may deem and treat the registered owner of any Note as the owner thereof for all purposes. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Majority Noteholders as it deems appropriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement, the Notes or any Loan Document in accordance with a request of the Majority Noteholders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers and all future holders of the Notes.

         21.6. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless the Agent has received notice from the Company referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default". The Agent may (but shall not be obligated to) take, or refrain from taking, such action with respect to such Potential Default or Event of Default as it shall deem advisable and in the best interests of the Purchasers.

         21.7. Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to and generally engage in any kind of business with the Company as though the Agent were not the Agent hereunder. With respect to any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not the Agent, and the terms "Purchaser" and "Purchasers" shall include the Agent in its individual capacity.

         21.8 Conflict of Interest. Purchasers hereby acknowledge that Warren Cameron Asciutto & Blackmer, P.C. (the "Initial Agent") serves as general counsel to the Company and that certain duties of the Initial Agent could present a conflict between the interest of the Company and the interests of the Purchasers. The Initial Agent has agreed to serve as Agent as an accommodation. In the event of any dispute between the Company and the Purchasers, it is agreed that the Initial Agent will resign its position as Agent and that no objection will be raised regarding the Initial Agent's representation of the Company.

         21.9. Successor Agent. The Agent may resign as Agent upon 20 days notice to the Purchasers. If the Agent resigns as Agent under this Agreement and the other Loan Documents, then the Majority Noteholders on whose behalf such Agent is acting shall appoint a successor agent for the Purchasers, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any Loan Document or any holders of the Notes. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 21 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. The Agent shall use its best efforts to notify the Company of any such resignation; provided, however, neither the Agent nor the Purchasers shall be held liable in any respect for the failure to provide such notice; and further provided, however, that until the Company receives notice of the Agent's resignation and of the appointment of a successor agent, the Company shall be entitled to rely upon the Agent as the Agent hereunder.

SECTION 22. NOTICES

         Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, consents and other communications hereunder or under the Loan Documents shall be in writing and shall be delivered by hand or shall be sent by telex or telecopy (confirmed by registered, certified or overnight mail or courier, postage and delivery charges prepaid or shall be sent by overnight mail or courier (postage and delivery charges prepaid), to the following addresses:

         (a) if to the Purchaser, at the Purchaser's address as set forth in Exhibit A hereto, or at such other address as may have been furnished to the Company by the Purchaser in writing; or

         (b) if to any other holder of a Note or Warrant, at such address as the payee or registered holder thereof shall have designated to the Company in writing; or

         (c) if to the Company, at 38700 Grand River Avenue, Farmington Hills, MI 48335-1563, Attention: Charles J. Drake, telephone: 248-471-2660, fax:
248-615-2971 or at such other address as may have been furnished in writing by the Company to the Agent, the Purchasers and the other holders of Notes or Warrants; or

         (d) if to the Agent, at 2161 Commons Parkway, Okemos, MI 48864,
Attention: J. Michael Warren, telephone: 517-349-8600, fax: 517-349-3311 or at such other address as may have been furnished in writing by the Agent to the Company, the Purchasers and the other holders of Notes or Warrants.

         Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telex or telecopier, when received, unless otherwise expressly specified or permitted by the terms hereof

SECTION 23. MISCELLANEOUS

         23.1. Entire Agreement. This Agreement and the Loan Documents, together with any further agreements entered into by the Purchaser and the Company at the Closing, contain the entire agreement between the Purchaser and the Company, and supersede any prior oral or written agreements, commitments, terms or understandings, regarding the subject matter hereof.

         23.2. Survival. All agreements, representations and warranties contained herein in an; Loan Document or any document or certificate delivered pursuant hereto or thereto shall survive, and shall continue in effect following, the execution and delivery of this Agreement and of such Loan Documents, the closings hereunder and thereunder, any investigation at any time made by the Purchasers or on their behalf or by any other Person, the issuance, sale and delivery of the Notes and the Warrants, any disposition thereof, any payment or cancellation of the Notes, and any exercise of the Warrants; provided, that Sections 7 and 8 shall terminate upon the payment in full of all outstanding Notes. All statements contained in any certificate or other document delivered by or on behalf of the Company pursuant hereto shall constitute representations and warranties by the Company hereunder.

         23.3. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

         23.4. Headings. The headings and captions in this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

         23.5. Binding Effect and Assignment.

         (a) The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and permitted assigns whether so expressed or not.

         (b) The Company may not assign any of its obligations, duties or rights under any of the Loan Documents, except pursuant to Section 8.3 hereof or with the Majority Noteholders' consent, which shall not be unreasonably withheld.

         (c) In addition to any assignment by operation of law, a Purchaser may assign, in whole or in part, any or all of its rights (and/or obligations) under this Agreement and any of the Loan Documents to any transferee of any or all of its Notes, Warrants or Shares, subject to the terms of Section 16 hereof, and (unless such assignment expressly provides otherwise) any such assignment shall not diminish the rights the Purchaser would otherwise have under this Agreement or with respect to any remaining Notes, Warrants or Shares held by the Purchaser.

         23.6. Severability. Any provision of this Agreement or of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

         23.7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

         23.8. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF MICHIGAN AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THE LOAN DOCUMENTS MAY BE LITIGATED IN SUCH COURTS. THE PARTIES ACCEPT GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LOAN DOCUMENTS. THE PARTIES HEREBY AGREE THAT SERVICE UPON THEM BY MAIL AT THE ADDRESSES PROVIDED IN SECTION 22 HEREOF SHALL CONSTITUTE SUFFICIENT NOTICE AND SERVICE OF PROCESS IN ANY

SUCH PROCEEDING. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

         23.9. WAIVER OF JURY TRIAL. THE COMPANY AND THE PURCHASERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE COMPANY AND THE PURCHASERS ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE PURCHASERS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND THE PURCHASERS FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER

ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT PAYMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) ANY LOAN DOCUMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

         IN WITNESS WHEREOF, the parties hereto have caused this Note and Warrant Purchase Agreement to be executed effective as to each Purchaser on the date indicated beside their signature on Exhibit A.

                                      Integral Vision, Inc.

                                      __________________________________________
                                      Charles J. Drake
                                      Chairman of the Board

                                      Warren Cameron Asciutto & Blackmer, P.C.
                                      As Agent for the Purchasers

                                      __________________________________________
                                      J. Michael Warren
                                      President

               (Signatures for the Purchasers appear on Exhibit A)

                                    EXHIBIT A
                               List of Purchasers

                                    Principal                 Number           Conversion Price
Name and Address                 Amount of Note            of Warrants            Per Share
----------------                 --------------            -----------            ---------

                                    EXHIBIT B
                              Form of Class 1 Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE REGULATION OF ANY STATE AND IS NOT TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN SECTION 16 OF THE PURCHASE AGREEMENT REFERRED TO HEREIN.

                              INTEGRAL VISION, INC.
                                10% Secured Note
                                Due _____________

                              Dated ______________
                           Farmington Hills, Michigan

No. __

         FOR VALUE RECEIVED, the undersigned INTEGRAL VISION, INC., a Michigan corporation (herein, together with any successor, referred to as the "Company"), hereby promises to pay to __________________________________, a
______________________ of ____________ _________________________, (the "Payee")
or registered assigns, the principal sum of__________ _______________ Dollars ($___________.00) in quarterly installments of principal of ___________ ___________ Dollars ($_________.00) beginning on _____________ and thereafter on the 30th day of September, December, March and June of each year to and including __________________, and shall pay in full the remaining principal amount of all Notes then outstanding on the maturity date of _______________, plus interest (computed on the basis of the actual number of days elapsed over a 360-day year) on the unpaid balance of such principal sum from the date hereof at the interest rate of 10% per annum, payable quarterly on the 30th day of March, June, September and December of each year, commencing ________________ (which first interest payment shall be for the period from and including the date hereof through and including ______________) until the entire principal amount hereof shall have become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or declaration or otherwise, and at the Default Rate on any overdue installment of principal (including any overdue prepayment of principal) and on any overdue premium and (to the extent permitted by law) on any overdue installment of interest until paid. The Default Rate shall be equal to the per annum interest rate on this Note, plus four percent (4%).

         Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Note and Warrant Purchase Agreement dated effective as of _______________ (the "Purchase Agreement"), by and among the Company, the Agent, the Payee and the other Purchasers named therein.

         If any payment due hereunder becomes due and payable on a day which is not a Business Day, the due date thereof shall be the next day which is a Business Day, and the interest payable on such next Business Day shall be the interest accruing through such actual date of payment.

         Payments of principal and interest shall be made in lawful money of the United States of America, and may be paid by check mailed, or shall be made by wire transfer, all as provided in the Purchase Agreement, to the address or account designated by the holder hereof for such purpose.

         This Note is one of a duly authorized issue of Notes issued to the Purchasers pursuant to the Purchase Agreement. This Note is subject to the provisions of and is entitled to the benefits of the Purchase Agreement. Each holder of this Note, by accepting the same, agrees to and shall be bound by the provisions of the Purchase Agreement.

         The obligations of the Company under this Note (and under the Purchase Agreement) are secured by the Collateral. The existence of such Collateral does not in any way reduce or restrict the rights and remedies available to a holder of this Note whether such rights and remedies arise under this Note, the Purchase Agreement or otherwise.

         This Note is transferable only upon the terms and conditions specified in the Purchase Agreement.

         In case an Event of Default shall occur and be continuing, all amounts then remaining unpaid on this Note shall become or may be declared due and payable in the manner and with the effect provided in the Purchase Agreement.

         No reference herein to the Purchase Agreement and no provision hereof or thereof shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal hereof and interest hereon at the respective times and places specified herein and in the Purchase Agreement.

         This Note is delivered in and shall be construed and enforced in accordance with and governed by the laws of the State of Michigan (other than any conflict of laws rules which might result in the application of laws of any other jurisdiction).

         Subject to the provisions of the Purchase Agreement, the Company may treat the person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, and the Company shall not be affected by any notice to the contrary (except that the Company shall comply with the provisions of the Purchase Agreement regarding the issuance of a new Note or Notes to permitted transferees).

(Signed on the next page)

         INTEGRAL VISION, INC. has caused this Note to be dated and to be executed and issued on its behalf by its officer thereto duly authorized.

                                                 INTEGRAL VISION, INC.

                                                 By_____________________________
                                                 Name: Charles J. Drake
                                     Title: Chairman of the Board

                                    EXHIBIT C
                             Form of Class 1 Warrant

No. __

THIS WARRANT CERTIFICATE (AND THE COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE REGULATION OF ANY STATE AND ARE NOT TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN SECTION 16 OF THE PURCHASE AGREEMENT REFERRED TO HEREIN.

                              INTEGRAL VISION, INC.
                    Common Stock Purchase Warrant Certificate

                               Dated _____________
                           Farmington Hills, Michigan

         FOR VALUE RECEIVED, the undersigned INTEGRAL VISION, INC., a Michigan corporation (herein referred to as the "Company"), hereby certifies and agrees that _________________________, a _______________________ of
________________________ __________________________ or registered assigns, is entitled to purchase from the Company up to an aggregate of _________________________________ (_______________) duly authorized, validly issued, fully paid and nonassessable shares of the Company's Common Stock, no par value, or any stock into which such Common Stock shall have been changed or any stock or other securities resulting from a reclassification thereof (all such shares, stock or other securities which may be purchased by this, and all other, Warrants are herein known as the "Shares") at a purchase price per Share of $_____ at any time and from time to time from the date hereof until 5:00 p.m. on the fourth anniversary of the date hereof. The foregoing agreement and rights are all subject to the terms, conditions and adjustments (in both the number of Shares and the purchase price per Share) set forth below in this Warrant Certificate.

         This Warrant Certificate is one of the Common Stock Purchase Warrant Certificates (the "Warrants", which term includes all Warrants issued in substitution therefor) originally issued in connection with the issue and sale by the Company of its 10% Secured Notes (the "Notes"). The Warrants and the Notes have been issued pursuant to the Note and Warrant Purchase Agreement dated effective as of the Closing Date for each Purchaser (the "Purchase Agreement") among the Company and the Purchasers named therein. The Warrants originally so issued evidence rights to purchase an aggregate of ________ shares at an exercise price of $____ per share, subject to adjustment as provided herein. This Warrant is subject to the provisions, and is entitled to the benefits, of the Purchase Agreement, including, without limitation, the registration rights provisions contained therein. Capitalized terms used without definition herein are as defined in the Purchase Agreement.

         The Company represents that all Shares to which the holders of the Warrants shall be entitled upon the exercise thereof (i) are duly authorized by the Articles of Incorporation of the Company in accordance with the laws of the State of Michigan, (ii) have been duly authorized to be issued upon the exercise of the Warrants from time to time in whole or in part, (iii) will be, when issued in accordance with the terms of the Warrants, duly authorized and validly issued and fully paid and nonassessable and free and clear of all Liens and rights of others whatsoever (other than Liens and rights of others claiming by, through or under the holder hereof) and (iv) will not be at the time of such exercise subject to any restrictions on transfer or sale except as provided by applicable laws.

         Section 1. Exercise of Warrant.

         1. 1. Manner of Exercise.

         (a) This Warrant may be exercised by the holder hereof, in whole or in part, during normal business hours on any Business Day by surrender of this Warrant, together with the form of subscription attached as Annex A hereto (or a reasonable facsimile thereof) duly executed by such holder in substantially such form, to the Company at its office designated pursuant to the Purchase Agreement (or, if such exercise is in connection with an underwritten public offering of Shares subject to this Warrant, at the location at which the underwriting agreement requires that such Shares be delivered).

         (b) Payment of the exercise price for Shares shall be made, at the option of the holder (i) as provided in Section 1.5 hereof, or (ii) by check or wire transfer payable to the order of the Company, in any case, in an amount equal to (A) the number of Shares specified in such form of subscription, multiplied by (B) the then current exercise price. Such holder shall thereupon be entitled to receive the number of Shares specified in such form of subscription (plus cash in lieu of any fractional share as provided in Section
1.3 hereof).

         1.2. Effective Date. Each exercise of this Warrant pursuant to Section
1. 1 (a) hereof shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant is surrendered to the Company as provided in Section 1. 1 hereof (except that if such exercise is in connection with an underwritten public offering of Shares subject to this Warrant, then such exercise shall be deemed to have been effected upon such surrender of this Warrant), and such exercise shall be at the current exercise price in effect at such time. On each such day that an exercise of this Warrant is deemed effected, the Person or Persons in whose name or names any certificate or certificates for Shares are issuable upon such exercise (as provided in Section 1.3 hereof) shall be deemed to have become the holder or holders of record thereof.

         1.3. Share Certificates; Cash for Fractional Shares; and Reissuance of Warrants. As promptly as practicable after the exercise of this Warrant, in whole or in part, and in any event within five (5) Business Days thereafter (unless such exercise shall be in connection with a public offering of Shares subject to this Warrant, in which event concurrently with such exercise), the Company at its expense (including the payment by it of any applicable issue, stamp or other taxes) will cause to be issued in the name of and delivered to the holder hereof or such other person as such holder may direct:

         (a) a certificate or certificates for the number of Shares to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per Share (determined in accordance with Section 2.2(f) hereof) on the effective date of such exercise; and

         (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in, the aggregate on the face or faces thereof for the number (which may be fractional) of Shares (without giving effect to any adjustment therein) equal to the number of such Shares called for on the face of this Warrant minus the number of Shares obtained upon such exercise.

         1.4. Acknowledgment of Obligation. The Company will, at the time of or at any thereafter each exercise of this Warrant, upon the request of the holder hereof or of any Shares issued upon such exercise, acknowledge in writing its continuing obligation to afford to such holder all rights (including, without limitation, any rights to registration of any such Shares pursuant to the Purchase Agreement) to which such holder shall continue to be entitled under this Warrant and the Purchase Agreement; provided, that if any such holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

         1.5. Notes. The holder shall have the option, but not the obligation, upon any exercise of this Warrant, to apply to the payment required by Section
1. 1 hereof all or any part of the accrued and unpaid interest on, or principal of, any Notes at the time held by the holder. The Company will accept the amount of accrued and unpaid interest or principal, if such election is selected, specified in the form of subscription in satisfaction of the exercise price for such Shares to be purchased. The holder shall have the right to apply all or any portion of such accrued and unpaid interest or principal to exercise all or any portion of this Warrant whether or not payment on the Notes is otherwise prohibited.

         1.6. Restriction. The holder acknowledges that the Shares acquired upon exercise of the Warrant will be "restricted securities" as that term is defined under the regulations promulgated under the Securities Act, will not be saleable in the absence of an effective registration statement under the Securities Act or an exemption from registration, and accordingly may be required to be held for an indefinite period of time. The holder agrees that Shares issued pursuant hereto may contain the following legend on the face thereof: "This security has not been registered pursuant to the Securities Act of 1933, as amended, and each holder of this security by the acceptance hereof agrees that this security shall not be transferred in violation of said Act." The Company agrees that such legend shall be removed from any Shares which are no longer subject to such restrictions.

         Each holder of a Warrant by acceptance thereof agrees that it will not sell or otherwise dispose of any Warrants or Shares unless such Warrants or Shares have been registered under, or have been sold pursuant to an exemption from registration under, the Securities Act. As a condition to the Company's obligation to issue a new Warrant to a transferee thereof which (x) is not a holder of a Warrant, the transferor must certify to the Company the facts on which the transferor is relying for such exemption or (y) is a holder of a Warrant, the transferor must represent to the Company in writing that the transfer is so exempt, and in either case the transferor must provide an opinion from an attorney reasonably satisfactory to the Company that the requirement for the exemption have been met.

         Section 2. Current Exercise Price and Adjustments.

         2.1 Current Exercise Price. The term "current exercise price" shall mean initially $0.35 per Share, subject to adjustment from time to time as hereinafter provided, in effect at any given time. In determining the current exercise price, the result shall be expressed to the nearest $.01, but any such lesser amount shall be carried forward and shall be considered at the time of and together with the next subsequent adjustment which, together with any adjustments being carried forward, shall amount to $.01 per Share or more.

         2.2. Adjustment of Current Exercise Price. The current exercise price shall be subject to adjustment, from time to time (but not below zero), as follows:

         (a) Adjustments for Stock Dividends, Recapitalization. etc. In the event the Company shall, after the Closing Date, issue any shares of Common Stock (i) by stock dividend or any other distribution upon the stock of the Company payable in Common Stock or in securities convertible into or exercisable or exchangeable for shares of Common Stock or (ii) in subdivision of its outstanding Common Stock, by reclassification or otherwise, the current exercise price then in effect shall be reduced proportionately; and, in like manner, in the event of any combination of shares of Common Stock, by reclassification or otherwise, the current exercise price then in effect shall be increased proportionately. An adjustment made pursuant to this Section 2.2(a) shall become effective retroactively immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

         (b) Adjustments for Issuance of Additional Stock. Subject to the exception referred to in Section 2.2(d) hereof and except as otherwise provided for in Section 2.2(a) hereof, in case the Company shall at any time or from time to time after the Closing Date issue any additional shares of its Common Stock ("Additional Common Stock") (i) for consideration per share less than the then current Market Price per share of the Company's Common Stock (determined as provided in Section 2.2(f) hereof) immediately prior to the issuance of such Additional Common Stock, or (ii) without consideration, then upon demand of the Majority Holders (as defined below), in the case of either clause (i) or (ii), and thereafter successively upon each such issuance, the current exercise price shall forthwith be reduced to a price determined by multiplying such current exercise price by a fraction, of which

(A) the numerator shall be (i) the number of shares of the Company's Common Stock outstanding immediately prior to such issuance of shares of Additional Common Stock plus (ii) the number of shares of the Company's Common Stock which the aggregate amount of consideration, if any, received by the Company for the total number of shares of Additional Common Stock so issued would purchase at the greater of (x) the Market Price per share of the Company's Common Stock in effect immediately prior to such issuance of shares of Additional Common Stock or (y) the exercise price per Share in effect immediately prior to such issuance of shares of Additional Common Stock, and

(B) the denominator shall be the number of shares of the Company's Common Stock outstanding immediately after such issuance of shares of Additional Common Stock, provided, however, that such adjustment shall be made only if the current exercise price determined from the aforesaid fraction shall be less than the current exercise price in effect immediately prior to the issuance of such Additional Common Stock. The adjustment described in this Section 2.2(b) shall be made whenever such Common Stock is issued, and shall become effective retroactively immediately after the date on which the Company committed to make such issuance.

         (c) Certain Rules in Applying the Adjustment for Additional Stock Issuances. For purposes of any adjustment as provided in Section 2.2(b), the following provisions shall also be applicable:

         (1) Cash Consideration. In case of the issuance of Additional Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the net cash proceeds received by the Company for such Additional Common Stock after deducting any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with the issuance of, such Additional Common Stock.

         (2) Non-Cash Consideration. In case of the issuance (other than application of obligations of the Company) of Additional Common Stock for a consideration other than cash, or a consideration a part of which shall be other than cash, the amount of the consideration other than cash so received or to be received by the Company shall be deemed to be the value of such consideration at the time of its receipt by the Company as determined in good faith by the Board of Directors of the Company, provided, that where the non-cash consideration consists of the cancellation, surrender or exchange of outstanding obligations of the Company (or where such obligations are otherwise converted into shares of the Company's Common Stock), the value of the non-cash consideration shall be deemed to be the amount, including principal and any accrued interest, as of the time of the Company's receipt, of the obligations canceled, surrendered, satisfied, exchanged or converted. If the Company receives consideration, part or all of which consists of publicly traded securities, the value of such non-cash consideration shall be the aggregate market value of such securities (based on the latest reported trades) as of the close of the day immediately preceding the date of their receipt by the Company.

         (3) Options, Warrants, Convertibles, etc. In case of the issuance (other than by way of a Distribution on Common Stock pursuant to Section 2.2(b) hereof or the issuance of any Warrants or Notes pursuant to this Agreement), whether by distribution or sale to holders of its Common Stock or to others, by the Company of (i) any security that is convertible into the Company's Common Stock or (ii) any rights, options or warrants to purchase the Company's Common Stock (except for the Warrants), if inclusion thereof would result in a current exercise price lower than if excluded, the Company shall be deemed to have issued, for the consideration described below, the number of shares of the Company's Common Stock into which such convertible security may be converted when first convertible, or the number of shares of the Company's Common Stock deliverable upon the exercise of such rights, options or warrants when first exercisable, as the case may be (and such shares shall be deemed to be Additional Common Stock for purposes of Section 2.2(b) hereof). The consideration deemed to be received by the Company at the time of the issuance of such convertible securities or such rights, options or warrants shall be the consideration so received determined as provided in Sections 2.2(c)(1) and (2) hereof deducting any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance of such convertible securities or rights, options or warrants, plus (x) any consideration or adjustment payment to be received by the Company in connection with such conversion, or, as applicable, (y) the aggregate price at which shares of the Company's Common Stock are to be delivered upon the exercise of such rights, options or warrants when first exercisable (or, if no price is specified and such shares are to be delivered at an option price related to the Market Price of the subject Common Stock, an aggregate option price bearing the same relation to the Market Price of the subject Common Stock at the time such rights, options or warrants were granted). In case any such securities, rights, options or warrants shall be issued in connection with the issue or sale of other securities of the Company comprising one integral transaction in which no specific consideration is allocated to such securities, rights, options or warrants, such securities, rights, options or warrants shall be deemed to have been issued without consideration. If, subsequently, (1) such number of shares into which such convertible security is convertible, or which are deliverable upon the exercise of such right, options or warrants, is increased or (2) the conversion or exercise price of such convertible security, rights, options or warrants is decreased, then the calculations under the preceding two sentences (and any resulting adjustment to the current exercise price under 2.2(b) hereof) with respect to such convertible security, rights, options or warrants, as the case may be, shall be recalculated as of the time of such issuance but giving effect to such changes (but any such recalculation shall not result in the current exercise price being higher than that which would be calculated without regard to such issuance). On the expiration or termination of such rights, options or warrants, or rights to convert, the current exercise price hereunder shall be readjusted (up or down as the case may be) to such current exercise price as would have been obtained had the adjustments made upon the issuance of such rights, options, warrants or convertible securities been made upon the basis of the delivery of only the number of shares of the Company's Common Stock actually delivered upon the exercise of such rights, options or warrants or upon the conversion of any such securities and at the actual exercise or conversion prices (but any such recalculation shall not result in the current exercise price being higher than that which would be calculated without regard to such issuance).

         (4) Number of Shares Outstanding. The number of shares of the Company's Common Stock as at the time outstanding shall exclude all shares of the Company's Common Stock then owned or held by or for the account of the Company or any of its Subsidiaries but shall include the aggregate number of shares of the Company's Common Stock at the time deliverable in respect of the convertible securities, rights, options and warrants referred to in Section 2.2(c)(3)); provided, that to the extent that such rights, options, warrants or conversion privileges are not exercised, such shares of Common Stock shall be deemed to be outstanding only until the expiration dates of the rights, warrants, options or conversion privileges or the prior cancellation thereof.

         (d) Exclusions from the Adjustment for Additional Stock Issuances. No adjustment of the current exercise price under Section 2.2(b) hereof shall be made as a result of or in connection with:

         ii       the issuance of Shares upon exercise of the Warrants or Class
                  3 Notes;

         iii      the issuance of Warrants or Notes pursuant to this Agreement;

         iv the exercise of options to purchase shares of the Company's Common Stock pursuant to options granted to certain employees or agents of the Company pursuant to the Company's stock option plans; or
         v the issuance by the Company of up to $1,000,000 in any common stock, or any Preferred Stock, Warrant or Note convertible into common stock (or any combination thereof) at less than Market Price on or before September 30, 2004.

         (e) Accountants' Certification. Whenever the current exercise price is adjusted as provided in this Section 2.2, the Company will promptly obtain a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the current exercise price as so adjusted, the computation of such adjustment and a brief statement of facts accounting for such adjustment, and will mail to the holders of the Warrants a copy of such certificate from such firm of independent public accountants.

         (f) Determination of Market Price. The current "Market Price" per share of the Company's Common Stock on any date shall be deemed to be the average of the daily closing prices for the twenty (20) consecutive trading dates ending on the trading day before such date. The closing price for each day shall be the last reported sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case on the principal national United States securities exchange on which the Company's Common Stock is listed or admitted to trading, or if the Company's Common Stock is not listed or admitted to trading on any such national securities exchange, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers Inc., Automated Quotation System Level I, or comparable system. If the closing price cannot be so determined, the Market Price shall be determined:

(x) by the written agreement of the Company and the holders of Warrants representing a majority of the Shares then obtainable from the exercise of outstanding Warrants (the "Majority Holders"); or

(y) in the event that no such agreement is reached within fifteen (15) days after the event giving rise to the need to determine the Market Price, by a nationally recognized U.S. investment banking firm, selected by the Company ("Company Appraiser") not more than 5 Business Days after the end of such 15 day period. Any appraiser appointed pursuant to this paragraph shall be instructed to make its determination as promptly as possible and in any event within 30 days of appointment. If no such selection is made within such period, then the Majority Holders shall as promptly as possible select such a firm whose determination shall be final and binding. If such selection is timely made by the Company, and the Majority Holders do not object to the Market Price as determined by the Company Appraiser within 10 days of receipt of notice thereof by all holders of Warrants, then the Market Price as determined by the Company Appraiser shall be the Market Price. If the Majority Holders do so object to the Company Appraiser's determination of Market Price, then the Majority Holders can select a nationally recognized U.S. investment banking firm ("Alternate Appraiser") to review the Company Appraiser's report and other relevant information. Within 10 days after receipt by the Alternate Appraiser of such report and such other information as is reasonably requested by the Alternate Appraiser, the Company Appraiser and Alternate Appraiser shall communicate and/or meet to resolve any questions or differences with respect to the Market Price. If such appraisers agree on a Market Price, such Market Price shall be the Market Price. If no agreement is reached then the Company Appraiser and Alternate Appraiser shall select a third nationally recognized firm ("Third Appraiser"). If the

Company Appraiser and the Alternate Appraiser cannot agree on a Third Appraiser within 20 days of the end of such 10 day period, either may apply to the American Arbitration Association to appoint the Third Appraiser. The Third Appraiser shall, within 30 days of its hire, issue a report with its determination of Market Price which shall be conclusive and binding. All expenses of the Company Appraiser shall be borne by the Company. All expenses of the Alternate Appraiser shall be borne by the holders of the Warrants. All expenses of the Third Appraiser shall be borne equally by the Company and the holders of the Warrants.

Market Price shall be determined on the basis of the fair market value of the Company as if it were sold as a going concern on the date of valuation and without regard to the lack of any trading market for, or the lack of liquidity in, the Common Stock of the Company.

The Company shall cooperate, and shall provide all necessary information and assistance, to permit any determination under the preceding clause (x) or (y).

Each Appraiser shall be instructed to use its best efforts to give the Company and all holders reasonable advance notice of the Market Price and the contents of its report (by delivering a draft report) before the report is delivered in final form. Any communications or reports by an Appraiser to either the Company or any of the holders regarding Market Price shall be given simultaneously to both the Company and all of the holders.

         (g) Reorganization Adjustments. In case of any capital reorganization or reclassification of the capital stock of the Company (other than a change in par value or a stock split-up), the holder of this Warrant shall thereafter be entitled to purchase for the current exercise price the securities and property receivable upon such capital reorganization or reclassification by a holder of the number of shares of Common Stock which this Warrant entitled the holder hereof to purchase immediately prior to such capital reorganization or reclassification. In the event that at any time, as a result of an adjustment made pursuant to this Section 2.2(h), the holder of this Warrant shall become entitled to purchase any other securities or property other than Common Stock, thereafter the number of such other securities or property so purchasable upon exercise of this Warrant and the current exercise price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this
Section 2.2.

         (h) Other Adjustments. Without limiting any provisions of this Section
2.2 or any other provisions of this Warrant, in case any event shall occur as to which any of the provisions of this Section 2.2 are not strictly applicable but the failure to make any adjustment would not fairly protect the exercise rights represented by the Warrants in accordance with the intent and principles of this
Section 2.2, the Company shall at its expense appoint a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company), and reasonably satisfactory to the Majority Holders, which shall give their opinion upon the adjustment, if any, on a basis consistent with the intent and principles established in this Section 2.2, necessary to preserve, without dilution, the economic and other rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail copies thereof to the holders of the Warrants and shall make the adjustments described therein.

         (i) Meaning of "Issuance". References in this Warrant to "issuance" of stock by the Company include issuances by the Company of previously unissued shares and issuances, sales or other transfers by the Company of treasury stock.

         Section 3. Company's Consolidation or Merger. If the Company shall at any time consolidate with or merge into another entity (where the Company is not the continuing corporation after such merger or consolidation), the holder of a Warrant shall thereafter be entitled to receive, upon the exercise thereof in whole or in part, the securities or other property to which (and upon the same terms and with the same rights as) a holder of the number of Shares then deliverable upon the exercise thereof would have been entitled upon such consolidation or merger (subject to adjustments under Section 2.2 hereof), and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure such holder that the provisions of the Warrants and the Purchase Agreement shall thereafter be applicable in relation to any securities or property thereafter deliverable upon the exercise of this Warrant, including, but not limited to, obtaining a written acknowledgment from the continuing entity of its obligation to supply such securities or property upon such exercise and to be so bound by the Warrant and the Purchase Agreement. A sale, transfer or lease (in one, or a series of related, transactions) of all or substantially all of the assets of the Company to another person shall be deemed a consolidation or merger for the foregoing purposes.

         Section 4. Notice to Holders of Warrants.

         In case at any time:

         (i) the Company shall take any action which would require an adjustment in the current exercise price pursuant to Section 2.2(a), (b), (j),
(h) or (i); or

         (ii) there shall be any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or from par value to no par value or from no par value to par value of the Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, transfer or lease (in one, or a series of related, transactions) of all or substantially all of the assets of the Company; or

         (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give written notice to the holders of the Warrants, not less than twenty (20) days before any record date or other date set for definitive action, of the date on which such action, reorganization, reclassification, sale, transfer, lease, consolidation, merger, dissolution, liquidation or winding-up, as the case may be, and the terms thereof.

         Section 5. Number of Shares. No adjustment of the current exercise price will increase the number of Shares which a holder will be entitled to purchase.

         Section 6. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company (prior to exercise of all or a portion of this Warrant) or as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

         Section 7. Ownership; Transfer. The Company may treat the Person in whose name this Warrant is registered pursuant to the Purchase Agreement as the owner and holder of this Warrant for all purposes, and the Company shall not be affected by any notice to the contrary (except that the Company shall comply with the provisions of the Purchase Agreement regarding the issuance of a new Warrant or Warrants to transferees). This Warrant is transferable upon the conditions specified in the Purchase Agreement.

         Section 8. Covenants

         8.1. Information Requirements. The Company will provide to each holder of Warrants or Shares, promptly after the same are available, copies of each annual report, proxy or financial statement or other communication sent to the Company's or a Subsidiary's stockholders and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the Securities and Exchange Commission or with any securities exchange or the National Association of Securities Dealers, Inc.

         8.2. Reservation of Shares. There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the then outstanding Warrants.

         8.3. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. The Company will at all times in good faith assist in the carrying out of all such terms, and in the taking of all such action, as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of Common Stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of the Company's Common Stock, free from all taxes, Liens and charges with respect to the issue thereof, upon the exercise of this Warrant from time to time outstanding and (c) will not take any action which results in any adjustment of this current exercise price under this Warrant if the total number of shares of the Company's Common Stock (or other securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or other securities) then authorized by the Company's Certificate of Incorporation and available for the purpose of issue upon such exercise.

         8.4. Listing of Shares. If the Company shall list any shares of its Common Stock on any national securities exchange, it will take such action as may be necessary, from time to time, to list the Shares, subject to issuance, on such exchange.

         8.5. Securities Exchange Act Registration. At any time that the Company either files and such filing becomes effective, or is required to file, a registration statement with respect to Common Stock of the Company under Section 5 of the Securities Act or Section 12(b) or Section 12(g) of the Securities Exchange Act, then thereafter:

         (a) The Company will maintain effective a registration statement (containing such information and documents as the Commission shall specify and otherwise complying with the Securities Exchange Act) with respect to the Common Stock of the Company under Section 12(b) or Section 12(g), whichever is applicable, of the Securities Exchange Act and will file on time such information, documents and reports as the Commission may require or prescribe for companies whose stock has been registered pursuant to such Section 12(b) or
Section 12(g), whichever is applicable.

         (b) The Company will, upon the request of the holder hereof or of any Shares, make whatever other filings with the Commission, or otherwise make generally available to the public such financial and other information, as any such holder may deem reasonably necessary or desirable in order to enable such holder to be permitted to sell Shares pursuant to the provisions of Rule 144 under the Securities Act (or any successor statute, rule or regulation to Rule
144).

         8.6. Delivery of Information for Rule 144A Transactions. If a holder of Warrants or Shares proposes to transfer any such Warrants or Shares pursuant to Rule 144A under the Securities Act (as in effect from time to time), the Company agrees to provide (upon the request of such holder or the prospective transferee) to such holder and (if requested) to the prospective transferee any financial or other information concerning the Company and its Subsidiaries which is required to be delivered by such holder to any transferee of such Warrants or Shares pursuant to such Rule 144A.

         Section 9. Headings. The headings and captions in this Warrant are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

         Section 10. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Michigan (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

         Section 11. Survival. The obligations of the Company under this Warrant shall survive its full exercise.

         Section 12. Definitions. Terms not otherwise defined herein are defined in the Purchase Agreement and are used herein with the same definition.

         INTEGRAL VISION, INC. has caused this Warrant to be dated and to be executed and issued on its behalf by its officer thereunto duly authorized.

                                              Integral Vision, Inc.

                                              By:_______________________________
                                              Name: Charles J. Drake
                                              Title: Chairman of the Board

                                    EXHIBIT D
                              Form of Class 2 Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE REGULATION OF ANY STATE AND IS NOT TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN SECTION 16 OF THE PURCHASE AGREEMENT REFERRED TO HEREIN.

RIGHTS OF THE HOLDER TO RECEIVE PAYMENT AND ITS LIENS SECURING SUCH PAYMENT ARE SUBJECT AND SUBORDINATE TO THE PRIOR PAYMENT OF ALL OBLIGATIONS OF THE COMPANY TO THE CLASS 1 PURCHASERS PRIOR TO APRIL 16, 2002 AND TO THE LIENS OF THE CLASS 1 PURCHASERS PRIOR TO APRIL 16, 2002.

                              INTEGRAL VISION, INC.
                    10% Secured Working Capital Class 2 Note
                                Due _____________

                              Dated ______________
                           Farmington Hills, Michigan

No. __

         FOR VALUE RECEIVED, the undersigned INTEGRAL VISION, INC., a Michigan corporation (herein, together with any successor, referred to as the "Company"), hereby promises to pay to __________________________________, a
______________________ of ____________ _________________________, (the "Payee")
or registered assigns, the principal sum of__________ _______________ Dollars ($___________.00) at such time or times as the accounts receivable or the specified Letter of Credit proceeds on the following specified orders is received by the Company:

________________________________________________________________________________

________________________________________________________________________________
and shall pay in full the remaining principal amount then outstanding on the maturity date of _______________, plus interest (computed on the basis of the actual number of days elapsed over a 365-day year) on the unpaid balance of such principal sum from the date hereof at the interest rate of 10% per annum (12% per annum if the Holder has elected not to receive Class 2 Warrants) until the entire principal amount hereof shall have become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or declaration or otherwise, and at the Default Rate on any overdue installment of principal (including any overdue prepayment of principal) and on any overdue premium and (to the extent permitted by law) on any overdue installment of interest until paid. The Default Rate shall be equal to the per annum interest rate on this Note, plus four percent (4%).

         Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Note and Warrant Purchase Agreement dated effective as of _______________ (the "Purchase Agreement"), by and among the Company, the Agent, the Payee and the other Purchasers named therein.

         If any payment due hereunder becomes due and payable on a day which is not a Business Day, the due date thereof shall be the next day which is a Business Day, and the interest payable on such next Business Day shall be the interest accruing through such actual date of payment.

         Payments of principal and interest shall be made in lawful money of the United States of America, and may be paid by check mailed, or shall be made by wire transfer, all as provided in the Purchase Agreement, to the address or account designated by the holder hereof for such purpose.

         This Note is one of a duly authorized issue of Notes issued to the Purchasers pursuant to the Purchase Agreement. This Note is subject to the provisions of and is entitled to the benefits of the Purchase Agreement. Each holder of this Note, by accepting the same, agrees to and shall be bound by the provisions of the Purchase Agreement.

         The obligations of the Company under this Note (and under the Purchase Agreement) are secured by the Collateral. The existence of such Collateral does not in any way reduce or restrict the rights and remedies available to a holder of this Note whether such rights and remedies arise under this Note, the Purchase Agreement or otherwise.

         This Note is transferable only upon the terms and conditions specified in the Purchase Agreement.

         In case an Event of Default shall occur and be continuing, all amounts then remaining unpaid on this Note shall become or may be declared due and payable in the manner and with the effect provided in the Purchase Agreement.

         No reference herein to the Purchase Agreement and no provision hereof or thereof shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal hereof and interest hereon at the respective times and places specified herein and in the Purchase Agreement.

         This Note is delivered in and shall be construed and enforced in accordance with and governed by the laws of the State of Michigan (other than any conflict of laws rules which might result in the application of laws of any other jurisdiction).

         Subject to the provisions of the Purchase Agreement, the Company may treat the person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving payment of principal of, premium, if any, and interest on this Note and for all other purposes whatsoever, and the Company shall not be affected by any notice to the contrary (except that the Company shall comply with the provisions of the Purchase Agreement regarding the issuance of a new Note or Notes to permitted transferees).

(Signed on the next page)

         INTEGRAL VISION, INC. has caused this Note to be dated and to be executed and issued on its behalf by its officer thereto duly authorized.

                                                 INTEGRAL VISION, INC.

                                                 By_____________________________

                                                 Name: Charles J. Drake
                                                 Title: Chairman of the Board

                                    EXHIBIT E
                             Form of Class 2 Warrant

No. __

THIS WARRANT CERTIFICATE (AND THE COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE REGULATION OF ANY STATE AND ARE NOT TRANSFERABLE EXCEPT UPON THE CONDITIONS SPECIFIED IN SECTION 16 OF THE PURCHASE AGREEMENT REFERRED TO HEREIN.

                              INTEGRAL VISION, INC.
                Class 2 Common Stock Purchase Warrant Certificate

                               Dated _____________
                           Farmington Hills, Michigan

         FOR VALUE RECEIVED, the undersigned INTEGRAL VISION, INC., a Michigan corporation (herein referred to as the "Company"), hereby certifies and agrees that _________________________, a _______________________ of
________________________ __________________________ or registered assigns, is entitled to purchase from the Company up to an aggregate of _________________________________ (_______________) duly authorized, validly issued, fully paid and nonassessable shares of the Company's Common Stock, no par value, or any stock into which such Common Stock shall have been changed or any stock or other securities resulting from a reclassification thereof (all such shares, stock or other securities which may be purchased by this, and all other, Warrants are herein known as the "Shares") at a purchase price per Share of $_____ at any time and from time to time from the date hereof until 5:00 p.m. on the fourth anniversary of the date hereof. The foregoing agreement and rights are all subject to the terms, conditions and adjustments (in both the number of Shares and the purchase price per Share) set forth below in this Warrant Certificate.

         This Class 2 Warrant Certificate is one of the Class 2 Common Stock Purchase Warrant Certificates (the "Class 2 Warrants", which term includes all Class 2 Warrants issued in substitution therefor) originally issued in connection with the issue and sale by the Company of its Class 2 10% Secured Notes (the "Class 2 Notes"). The Class 2 Warrants and the Class 2 Notes have been issued pursuant to the Note and Warrant Purchase Agreement dated effective as of the Closing Date for each Purchaser (the "Purchase Agreement") among the Company and the Purchasers named therein. This Class 2 Warrant is subject to the provisions, and is entitled to the benefits, of the Purchase Agreement, including, without limitation, the registration rights provisions contained therein. Capitalized terms used without definition herein are as defined in the Purchase Agreement.

         The Company represents that all Shares to which the holders of the Class 2 Warrants shall be entitled upon the exercise thereof (i) are duly authorized by the Articles of Incorporation of the Company in accordance with the laws of the State of Michigan, (ii) have been duly authorized to be issued upon the exercise of the Warrants from time to time in whole or in part, (iii) will be, when issued in accordance with the terms of the Warrants, duly authorized and validly issued and fully paid and nonassessable and free and clear of all Liens and rights of others whatsoever (other than Liens and rights of others claiming by, through or under the holder hereof) and (iv) will not be at the time of such exercise subject to any restrictions on transfer or sale except as provided by applicable laws.

         Section 1. Exercise of Warrant.

         1. 1. Manner of Exercise.

         (a) This Warrant may be exercised by the holder hereof, in whole or in part, during normal business hours on any Business Day by surrender of this Warrant, together with the form of subscription attached as Annex A hereto (or a reasonable facsimile thereof) duly executed by such holder in substantially such form, to the Company at its office designated pursuant to the Purchase Agreement (or, if such exercise is in connection with an underwritten public offering of Shares subject to this Warrant, at the location at which the underwriting agreement requires that such Shares be delivered).

         (b) Payment of the exercise price for Shares shall be made, at the option of the holder (i) as provided in Section 1.5 hereof, or (ii) by check or wire transfer payable to the order of the Company, in any case, in an amount equal to (A) the number of Shares specified in such form of subscription, multiplied by (B) the then current exercise price. Such holder shall thereupon be entitled to receive the number of Shares specified in such form of subscription (plus cash in lieu of any fractional share as provided in Section
1.3 hereof).

         1.2. Effective Date. Each exercise of this Warrant pursuant to Section
1. 1 (a) hereof shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant is surrendered to the Company as provided in Section 1. 1 hereof (except that if such exercise is in connection with an underwritten public offering of Shares subject to this Warrant, then such exercise shall be deemed to have been effected upon such surrender of this Warrant), and such exercise shall be at the current exercise price in effect at such time. On each such day that an exercise of this Warrant is deemed effected, the Person or Persons in whose name or names any certificate or certificates for Shares are issuable upon such exercise (as provided in Section 1.3 hereof) shall be deemed to have become the holder or holders of record thereof.

         1.3. Share Certificates; Cash for Fractional Shares; and Reissuance of Warrants. As promptly as practicable after the exercise of this Warrant, in whole or in part, and in any event within five (5) Business Days thereafter (unless such exercise shall be in connection with a public offering of Shares subject to this Warrant, in which event concurrently with such exercise), the Company at its expense (including the payment by it of any applicable issue, stamp or other taxes) will cause to be issued in the name of and delivered to the holder hereof or such other person as such holder may direct:

         (a) a certificate or certificates for the number of Shares to which such holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per Share (determined in accordance with Section 2.2(f) hereof) on the effective date of such exercise; and

         (b) in case such exercise is in part only, a new Warrant or Warrants of like tenor, calling in, the aggregate on the face or faces thereof for the number (which may be fractional) of Shares (without giving effect to any adjustment therein) equal to the number of such Shares called for on the face of this Warrant minus the number of Shares obtained upon such exercise.

         1.4. Acknowledgment of Obligation. The Company will, at the time of or at any thereafter each exercise of this Warrant, upon the request of the holder hereof or of any Shares issued upon such exercise, acknowledge in writing its continuing obligation to afford to such holder all rights (including, without limitation, any rights to registration of any such Shares pursuant to the Purchase Agreement) to which such holder shall continue to be entitled under this Warrant and the Purchase Agreement; provided, that if any such holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such holder.

         1.5. Notes. The holder shall have the option, but not the obligation, upon any exercise of this Warrant, to apply to the payment required by Section
1. 1 hereof all or any part of the accrued and unpaid interest on, or principal of, any Notes at the time held by the holder. The Company will accept the amount of accrued and unpaid interest or principal, if such election is selected, specified in the form of subscription in satisfaction of the exercise price for such Shares to be purchased. The holder shall have the right to apply all or any portion of such accrued and unpaid interest or principal to exercise all or any portion of this Warrant whether or not payment on the Notes is otherwise prohibited.

         1.6. Restriction. The holder acknowledges that the Shares acquired upon exercise of the Warrant will be "restricted securities" as that term is defined under the regulations promulgated under the Securities Act, will not be saleable in the absence of an effective registration statement under the Securities Act or an exemption from registration, and accordingly may be required to be held for an indefinite period of time. The holder agrees that Shares issued pursuant hereto may contain the following legend on the face thereof: "This security has not been registered pursuant to the Securities Act of 1933, as amended, and each holder of this security by the acceptance hereof agrees that this security shall not be transferred in violation of said Act." The Company agrees that such legend shall be removed from any Shares which are no longer subject to such restrictions.

         Each holder of a Warrant by acceptance thereof agrees that it will not sell or otherwise dispose of any Warrants or Shares unless such Warrants or Shares have been registered under, or have been sold pursuant to an exemption from registration under, the Securities Act. As a condition to the Company's obligation to issue a new Warrant to a transferee thereof which (x) is not a holder of a Warrant, the transferor must certify to the Company the facts on which the transferor is relying for such exemption or (y) is a holder of a Warrant, the transferor must represent to the Company in writing that the transfer is so exempt, and in either case the transferor must provide an opinion from an attorney reasonably satisfactory to the Company that the requirement for the exemption have been met.

         Section 2. Current Exercise Price and Adjustments.

         2.1 Current Exercise Price. The term "current exercise price" shall mean initially $____ per Share, subject to adjustment from time to time as hereinafter provided, in effect at any given time. In determining the current exercise price, the result shall be expressed to the nearest $.01, but any such lesser amount shall be carried forward and shall be considered at the time of and together with the next subsequent adjustment which, together with any adjustments being carried forward, shall amount to $.01 per Share or more.

         2.2. Adjustment of Current Exercise Price. The current exercise price shall be subject to adjustment, from time to time (but not below zero), as follows:

         (a) Adjustments for Stock Dividends, Recapitalization. etc. In the event the Company shall, after the Closing Date, issue any shares of Common Stock (i) by stock dividend or any other distribution upon the stock of the Company payable in Common Stock or in securities convertible into or exercisable or exchangeable for shares of Common Stock or (ii) in subdivision of its outstanding Common Stock, by reclassification or otherwise, the current exercise price then in effect shall be reduced proportionately; and, in like manner, in the event of any combination of shares of Common Stock, by reclassification or otherwise, the current exercise price then in effect shall be increased proportionately. An adjustment made pursuant to this Section 2.2(a) shall become effective retroactively immediately after the record date in the case of a dividend or other distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

         (b) Adjustments for Issuance of Additional Stock. Subject to the exception referred to in Section 2.2(d) hereof and except as otherwise provided for in Section 2.2(a) hereof, in case the Company shall at any time or from time to time after the Closing Date issue any additional shares of its Common Stock ("Additional Common Stock") (i) for consideration per share less than the then current Market Price per share of the Company's Common Stock (determined as provided in Section 2.2(f) hereof) immediately prior to the issuance of such Additional Common Stock, or (ii) without consideration, then upon demand of the Majority Holders (as defined below), in the case of either clause (i) or (ii), and thereafter successively upon each such issuance, the current exercise price shall forthwith be reduced to a price determined by multiplying such current exercise price by a fraction, of which

(A) the numerator shall be (i) the number of shares of the Company's Common Stock outstanding immediately prior to such issuance of shares of Additional Common Stock plus (ii) the number of shares of the Company's Common Stock which the aggregate amount of consideration, if any, received by the Company for the total number of shares of Additional Common Stock so issued would purchase at the greater of (x) the Market Price per share of the Company's Common Stock in effect immediately prior to such issuance of shares of Additional Common Stock or (y) the exercise price per Share in effect immediately prior to such issuance of shares of Additional Common Stock, and

(B) the denominator shall be the number of shares of the Company's Common Stock outstanding immediately after such issuance of shares of Additional Common Stock,

provided, however, that such adjustment shall be made only if the current exercise price determined from the aforesaid fraction shall be less than the current exercise price in effect immediately prior to the issuance of such Additional Common Stock. The adjustment described in this Section 2.2(b) shall be made whenever such Common Stock is issued, and shall become effective retroactively immediately after the date on which the Company committed to make such issuance.

         (c) Certain Rules in Applying the Adjustment for Additional Stock Issuances. For purposes of any adjustment as provided in Section 2.2(b), the following provisions shall also be applicable:

         (1) Cash Consideration. In case of the issuance of Additional Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the net cash proceeds received by the Company for such Additional Common Stock after deducting any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with the issuance of, such Additional Common Stock.

         (2) Non-Cash Consideration. In case of the issuance (other than application of obligations of the Company) of Additional Common Stock for a consideration other than cash, or a consideration a part of which shall be other than cash, the amount of the consideration other than cash so received or to be received by the Company shall be deemed to be the value of such consideration at the time of its receipt by the Company as determined in good faith by the Board of Directors of the Company, provided, that where the non-cash consideration consists of the cancellation, surrender or exchange of outstanding obligations of the Company (or where such obligations are otherwise converted into shares of the Company's Common Stock), the value of the non-cash consideration shall be deemed to be the amount, including principal and any accrued interest, as of the time of the Company's receipt, of the obligations canceled, surrendered, satisfied, exchanged or converted. If the Company receives consideration, part or all of which consists of publicly traded securities, the value of such non-cash consideration shall be the aggregate market value of such securities (based on the latest reported trades) as of the close of the day immediately preceding the date of their receipt by the Company.

         (3) Options, Warrants, Convertibles, etc. In case of the issuance (other than by way of a Distribution on Common Stock pursuant to Section 2.2(b) hereof or the issuance of any Warrants or Notes pursuant to this Agreement), whether by distribution or sale to holders of its Common Stock or to others, by the Company of (i) any security that is convertible into the Company's Common Stock or (ii) any rights, options or warrants to purchase the Company's Common Stock (except for the Warrants), if inclusion thereof would result in a current exercise price lower than if excluded, the Company shall be deemed to have issued, for the consideration described below, the number of shares of the Company's Common Stock into which such convertible security may be converted when first convertible, or the number of shares of the Company's Common Stock deliverable upon the exercise of such rights, options or warrants when first exercisable, as the case may be (and such shares shall be deemed to be Additional Common Stock for purposes of Section 2.2(b) hereof). The consideration deemed to be received by the Company at the time of the issuance of such convertible securities or such rights, options or warrants shall be the consideration so received determined as provided in Sections 2.2(c)(1) and (2) hereof deducting any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance of such convertible securities or rights, options or warrants, plus (x) any consideration or adjustment payment to be received by the Company in connection with such conversion, or, as applicable, (y) the aggregate price at which shares of the Company's Common Stock are to be delivered upon the exercise of such rights, options or warrants when first exercisable (or, if no price is specified and such shares are to be delivered at an option price related to the Market Price of the subject Common Stock, an aggregate option price bearing the same relation to the Market Price of the subject Common Stock at the time such rights, options or warrants were granted). In case any such securities, rights, options or warrants shall be issued in connection with the issue or sale of other securities of the Company comprising one integral transaction in which no specific consideration is allocated to such securities, rights, options or warrants, such securities, rights, options or warrants shall be deemed to have been issued without consideration. If, subsequently, (1) such number of shares into which such convertible security is convertible, or which are deliverable upon the exercise of such right, options or warrants, is increased or (2) the conversion or exercise price of such convertible security, rights, options or warrants is decreased, then the calculations under the preceding two sentences (and any resulting adjustment to the current exercise price under 2.2(b) hereof) with respect to such convertible security, rights, options or warrants, as the case may be, shall be recalculated as of the time of such issuance but giving effect to such changes (but any such recalculation shall not result in the current exercise price being higher than that which would be calculated without regard to such issuance). On the expiration or termination of such rights, options or warrants, or rights to convert, the current exercise price hereunder shall be readjusted (up or down as the case may be) to such current exercise price as would have been obtained had the adjustments made upon the issuance of such rights, options, warrants or convertible securities been made upon the basis of the delivery of only the number of shares of the Company's Common Stock actually delivered upon the exercise of such rights, options or warrants or upon the conversion of any such securities and at the actual exercise or conversion prices (but any such recalculation shall not result in the current exercise price being higher than that which would be calculated without regard to such issuance).

         (4) Number of Shares Outstanding. The number of shares of the Company's Common Stock as at the time outstanding shall exclude all shares of the Company's Common Stock then owned or held by or for the account of the Company or any of its Subsidiaries but shall include the aggregate number of shares of the Company's Common Stock at the time deliverable in respect of the convertible securities, rights, options and warrants referred to in Section 2.2(c)(3)); provided, that to the extent that such rights, options, warrants or conversion privileges are not exercised, such shares of Common Stock shall be deemed to be outstanding only until the expiration dates of the rights, warrants, options or conversion privileges or the prior cancellation thereof.

         (d) Exclusions from the Adjustment for Additional Stock Issuances. No adjustment of the current exercise price under Section 2.2(b) hereof shall be made as a result of or in connection with

         vi       the issuance of Shares upon exercise of the Warrants or Class
                  3 Notes;

         vii      the issuance of Warrants or Notes pursuant to this Agreement;

         viii the exercise of options to purchase shares of the Company's Common Stock pursuant to options granted to certain employees or agents of the Company pursuant to the Company's stock option plans; or
         ix the issuance by the Company of up to $1,000,000 in any common stock, or any Preferred Stock, Warrant or Note convertible into common stock (or any combination thereof) at less than Market Price on or before September 30, 2004.

         (e) Accountants' Certification. Whenever the current exercise price is adjusted as provided in this Section 2.2, the Company will promptly obtain a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company) setting forth the current exercise price as so adjusted, the computation of such adjustment and a brief statement of facts accounting for such adjustment, and will mail to the holders of the Warrants a copy of such certificate from such firm of independent public accountants.

         (f) Determination of Market Price. The current "Market Price" per share of the Company's Common Stock on any date shall be deemed to be the average of the daily closing prices for the twenty (20) consecutive trading dates ending on the trading day before such date. The closing price for each day shall be the last reported sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case on the principal national United States securities exchange on which the Company's Common Stock is listed or admitted to trading, or if the Company's Common Stock is not listed or admitted to trading on any such national securities exchange, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers Inc., Automated Quotation System Level I, or comparable system. If the closing price cannot be so determined, the Market Price shall be determined:

(x) by the written agreement of the Company and the holders of Warrants representing a majority of the Shares then obtainable from the exercise of outstanding Warrants (the "Majority Holders"); or

(y) in the event that no such agreement is reached within fifteen (15) days after the event giving rise to the need to determine the Market Price, by a nationally recognized U.S. investment banking firm, selected by the Company ("Company Appraiser") not more than 5 Business Days after the end of such 15 day period. Any appraiser appointed pursuant to this paragraph shall be instructed to make its determination as promptly as possible and in any event within 30 days of appointment. If no such selection is made within such period, then the Majority Holders shall as promptly as possible select such a firm whose determination shall be final and binding. If such selection is timely made by the Company, and the Majority Holders do not object to the Market Price as determined by the Company Appraiser within 10 days of receipt of notice thereof by all holders of Warrants, then the Market Price as determined by the Company Appraiser shall be the Market Price. If the Majority Holders do so object to the Company Appraiser's determination of Market Price, then the Majority Holders can select a nationally recognized U.S. investment banking firm ("Alternate Appraiser") to review the Company Appraiser's report and other relevant information. Within 10 days after receipt by the Alternate Appraiser of such report and such other information as is reasonably requested by the Alternate Appraiser, the Company Appraiser and Alternate Appraiser shall communicate and/or meet to resolve any questions or differences with respect to the Market Price. If such appraisers agree on a Market Price, such Market Price shall be the Market Price. If no agreement is reached then the Company Appraiser and Alternate Appraiser shall select a third nationally recognized firm ("Third Appraiser"). If the

Company Appraiser and the Alternate Appraiser cannot agree on a Third Appraiser within 20 days of the end of such 10 day period, either may apply to the American Arbitration Association to appoint the Third Appraiser. The Third Appraiser shall, within 30 days of its hire, issue a report with its determination of Market Price which shall be conclusive and binding. All expenses of the Company Appraiser shall be borne by the Company. All expenses of the Alternate Appraiser shall be borne by the holders of the Warrants. All expenses of the Third Appraiser shall be borne equally by the Company and the holders of the Warrants.

Market Price shall be determined on the basis of the fair market value of the Company as if it were sold as a going concern on the date of valuation and without regard to the lack of any trading market for, or the lack of liquidity in, the Common Stock of the Company.

The Company shall cooperate, and shall provide all necessary information and assistance, to permit any determination under the preceding clause (x) or (y).

Each Appraiser shall be instructed to use its best efforts to give the Company and all holders reasonable advance notice of the Market Price and the contents of its report (by delivering a draft report) before the report is delivered in final form. Any communications or reports by an Appraiser to either the Company or any of the holders regarding Market Price shall be given simultaneously to both the Company and all of the holders.

         (g) Reorganization Adjustments. In case of any capital reorganization or reclassification of the capital stock of the Company (other than a change in par value or a stock split-up), the holder of this Warrant shall thereafter be entitled to purchase for the current exercise price the securities and property receivable upon such capital reorganization or reclassification by a holder of the number of shares of Common Stock which this Warrant entitled the holder hereof to purchase immediately prior to such capital reorganization or reclassification. In the event that at any time, as a result of an adjustment made pursuant to this Section 2.2(h), the holder of this Warrant shall become entitled to purchase any other securities or property other than Common Stock, thereafter the number of such other securities or property so purchasable upon exercise of this Warrant and the current exercise price shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this
Section 2.2.

         (h) Other Adjustments. Without limiting any provisions of this Section
2.2 or any other provisions of this Warrant, in case any event shall occur as to which any of the provisions of this Section 2.2 are not strictly applicable but the failure to make any adjustment would not fairly protect the exercise rights represented by the Warrants in accordance with the intent and principles of this
Section 2.2, the Company shall at its expense appoint a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who may be the regular auditors of the Company), and reasonably satisfactory to the Majority Holders, which shall give their opinion upon the adjustment, if any, on a basis consistent with the intent and principles established in this Section 2.2, necessary to preserve, without dilution, the economic and other rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail copies thereof to the holders of the Warrants and shall make the adjustments described therein.

         (i) Meaning of "Issuance". References in this Warrant to "issuance" of stock by the Company include issuances by the Company of previously unissued shares and issuances, sales or other transfers by the Company of treasury stock.

         Section 3. Company's Consolidation or Merger. If the Company shall at any time consolidate with or merge into another entity (where the Company is not the continuing corporation after such merger or consolidation), the holder of a Warrant shall thereafter be entitled to receive, upon the exercise thereof in whole or in part, the securities or other property to which (and upon the same terms and with the same rights as) a holder of the number of Shares then deliverable upon the exercise thereof would have been entitled upon such consolidation or merger (subject to adjustments under Section 2.2 hereof), and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure such holder that the provisions of the Warrants and the Purchase Agreement shall thereafter be applicable in relation to any securities or property thereafter deliverable upon the exercise of this Warrant, including, but not limited to, obtaining a written acknowledgment from the continuing entity of its obligation to supply such securities or property upon such exercise and to be so bound by the Warrant and the Purchase Agreement. A sale, transfer or lease (in one, or a series of related, transactions) of all or substantially all of the assets of the Company to another person shall be deemed a consolidation or merger for the foregoing purposes.

         Section 4. Notice to Holders of Warrants.

         In case at any time:

         (i) the Company shall take any action which would require an adjustment in the current exercise price pursuant to Section 2.2(a), (b), (j),
(h) or (i); or

         (ii) there shall be any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or from par value to no par value or from no par value to par value of the Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, transfer or lease (in one, or a series of related, transactions) of all or substantially all of the assets of the Company; or

         (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give written notice to the holders of the Warrants, not less than twenty (20) days before any record date or other date set for definitive action, of the date on which such action, reorganization, reclassification, sale, transfer, lease, consolidation, merger, dissolution, liquidation or winding-up, as the case may be, and the terms thereof.

         Section 5. Number of Shares. No adjustment of the current exercise price will increase the number of Shares which a holder will be entitled to purchase.

         Section 6. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company (prior to exercise of all or a portion of this Warrant) or as imposing any liabilities on such holder to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

         Section 7. Ownership; Transfer. The Company may treat the Person in whose name this Warrant is registered pursuant to the Purchase Agreement as the owner and holder of this Warrant for all purposes, and the Company shall not be affected by any notice to the contrary (except that the Company shall comply with the provisions of the Purchase Agreement regarding the issuance of a new Warrant or Warrants to transferees). This Warrant is transferable upon the conditions specified in the Purchase Agreement.

         Section 8. Covenants

         8.1. Information Requirements. The Company will provide to each holder of Warrants or Shares, promptly after the same are available, copies of each annual report, proxy or financial statement or other communication sent to the Company's or a Subsidiary's stockholders and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the Securities and Exchange Commission or with any securities exchange or the National Association of Securities Dealers, Inc.

         8.2. Reservation of Shares. There have been reserved, and the Company shall at all times keep reserved, out of its authorized Common Stock, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the then outstanding Warrants.

         8.3. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. The Company will at all times in good faith assist in the carrying out of all such terms, and in the taking of all such action, as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of Common Stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of the Company's Common Stock, free from all taxes, Liens and charges with respect to the issue thereof, upon the exercise of this Warrant from time to time outstanding and (c) will not take any action which results in any adjustment of this current exercise price under this Warrant if the total number of shares of the Company's Common Stock (or other securities) issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock (or other securities) then authorized by the Company's Certificate of Incorporation and available for the purpose of issue upon such exercise.

         8.4. Listing of Shares. If the Company shall list any shares of its Common Stock on any national securities exchange, it will take such action as may be necessary, from time to time, to list the Shares, subject to issuance, on such exchange.

         8.5. Securities Exchange Act Registration. At any time that the Company either files and such filing becomes effective, or is required to file, a registration statement with respect to Common Stock of the Company under Section 5 of the Securities Act or Section 12(b) or Section 12(g) of the Securities Exchange Act, then thereafter:

         (a) The Company will maintain effective a registration statement (containing such information and documents as the Commission shall specify and otherwise complying with the Securities Exchange Act) with respect to the Common Stock of the Company under Section 12(b) or Section 12(g), whichever is applicable, of the Securities Exchange Act and will file on time such information, documents and reports as the Commission may require or prescribe for companies whose stock has been registered pursuant to such Section 12(b) or
Section 12(g), whichever is applicable.

         (b) The Company will, upon the request of the holder hereof or of any Shares, make whatever other filings with the Commission, or otherwise make generally available to the public such financial and other information, as any such holder may deem reasonably necessary or desirable in order to enable such holder to be permitted to sell Shares pursuant to the provisions of Rule 144 under the Securities Act (or any successor statute, rule or regulation to Rule
144).

         8.6. Delivery of Information for Rule 144A Transactions. If a holder of Warrants or Shares proposes to transfer any such Warrants or Shares pursuant to Rule 144A under the Securities Act (as in effect from time to time), the Company agrees to provide (upon the request of such holder or the prospective transferee) to such holder and (if requested) to the prospective transferee any financial or other information concerning the Company and its Subsidiaries which is required to be delivered by such holder to any transferee of such Warrants or Shares pursuant to such Rule 144A.

         Section 9. Headings. The headings and captions in this Warrant are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

         Section 10. Governing Law. This Warrant shall be governed by, and construed in accordance with, the laws of the State of Michigan (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

         Section 11. Survival. The obligations of the Company under this Warrant shall survive its full exercise.

         Section 12. Definitions. Terms not otherwise defined herein are defined in the Purchase Agreement and are used herein with the same definition.

         INTEGRAL VISION, INC. has caused this Warrant to be dated and to be executed and issued on its behalf by its officer thereunto duly authorized.

                                             Integral Vision, Inc.

                                             By:________________________________
                                             Name: Charles J. Drake
                                             Title: Chairman of the Board

                                    EXHIBIT F
                              FORM OF CLASS 3 NOTE

No. ________________                                          $ ________________

                              INTEGRAL VISION, INC.
                           Farmington Hills, Michigan
                               Dated ____________
                           8 Percent Convertible Note
                                Due _____________

Integral Vision, Inc., a Michigan corporation, (the "Corporation"), for value received, promises to pay to _________________ or registered assigns, the sum of $ _________________ on ______________, and to pay interest at the rate of 8 percent per annum with the initial interest payment due on April 1 and thereafter semiannually on the first day of July and January of each year, computed from ________________ (the "issue date"). Payment of principal and interest shall be made at the offices of the Corporation in Farmington Hills, Michigan, in lawful money of the United States of America, and shall be mailed to the registered owner or owners hereof at the address appearing on the books of the Corporation.

This Note is one of a duly authorized issue of the Corporation's Class 3 Notes dated as of the Closing Date for each Purchaser, all of like tenor and maturity, except variations necessary to express the number, principal amount and payee of each Note.

1. Equal rank. All Class 3 Notes of this issue rank equally and ratably without priority over one another.

2. Conversion. The holder or holders of this Note may at any time prior to the maturity hereof (except that, if the Corporation has called this Note for redemption, the right to convert shall terminate at the close of business on the second business day prior to the day fixed as the date for such redemption), convert the principal amount hereof into the corporation's common stock at the conversion ratio of $_____ of Note principal for one share of common stock. To convert this Note, the holder or holders hereof must surrender the same at the office of the Corporation, together with a written instrument of transfer in a form satisfactory to the Corporation, properly completed and executed and with a written notice of conversion. No accrued interest will be payable on Notes surrendered for conversion, whether or not notice of redemption has been given by the Company.

3. Adjustments to conversion. If the Corporation at any time pays to the holders of its common stock a dividend in common stock, the number of shares of common stock issuable upon the conversion of this Note shall be proportionally increased, effective at the close of business on the record date for determination of the holders of the common stock entitled to the dividend. If the Corporation at any time subdivides or combines in a larger or smaller number of shares its outstanding shares of common stock, then the number of shares of common stock issuable upon the conversion of this Note shall be proportionally increased in the case of a subdivision and decreased in the case of a combination, effective in either case at the close of business on the date that the subdivision or combination becomes effective.

If the Corporation is recapitalized, consolidated with or merged into any other corporation, or sells or conveys to any other corporation all or substantially all of its property as an entity, provision shall be made as part of the terms of the recapitalization, consolidation, merger, sale, or conveyance so that the holder or holders of this Note may receive, in lieu of the common stock otherwise issuable to them upon conversion hereof, at the same conversion ratio, the same kind and amount of securities or assets as may be distributable upon the recapitalization, consolidation, merger, sale, or conveyance with respect to the common stock.

In the event the Corporation issues, after February 29, 2004, any common stock, or any Preferred Stock, Warrant or Note convertible into common stock, which has a share price, or an exercise or conversion rate, lower than the conversion rate for this Note, then the conversion rate for this Note shall be reduced to such lower rate, but in no event will the conversion rate be reduced to less than $0.25 per share. This provision will not be triggered by shares issued for existing employee stock options, for the exercise of existing Warrants.

4. Fractional shares. In lieu of issuing any fraction of a share upon the conversion of this Note, the Corporation shall pay to the holder hereof for any fraction of a share otherwise issuable upon the conversion cash equal to the same fraction of the then current per share market price of the common stock.

5. Forbearance from suit. No Note holder of this issue may institute any suit or proceeding for the enforcement of the payment of principal or interest unless the holders of more than 50 percent in amount of all outstanding Notes of this issue join in the suit or proceeding.

6. Redemption.

(a) The Company may at its option (subject to the other provisions of this Section 6) prepay all or part of the principal amount of this Class 3 Note, at a price equal to the principal amount of the Note to be prepaid plus accrued interest thereon to the date of prepayment.

(b) The aggregate amount of each prepayment of the principal amount of affected Class 3 Notes shall be allocated among all affected Class 3 Notes, in proportion, as nearly as practicable, to the respective unpaid principal amounts of such Class 3 Notes.

(c) The right of the Company to prepay Class 3 Notes pursuant to this Section 6 shall be conditioned upon its giving notice of prepayment, signed by an officer, to the holders of Class 3 Notes not less than thirty (30) days and not more than sixty (60) days prior to the date upon which the prepayment is to be made specifying (i) the registered holder of each Class 3 Note to be prepaid, (ii) the aggregate principal amount being prepaid, (iii) the date of such prepayment (which must be a Business Day), (iv) the accrued and unpaid interest (to but not including the date upon which the prepayment is to be made) and (v) that the prepayment of Class 3 Notes is being made pursuant to this Section 6. Notice of prepayment having been so given, the aggregate principal amount of the Class 3 Notes so specified in such notice, and all accrued and unpaid interest thereon, shall become due and payable on the specified prepayment date, but the right to convert any or all of the affected Class 3 Notes to Common Stock shall terminate at the close of business on the second business day prior to the date of such prepayment.

(d) The right of the Company to prepay Class 3 Notes pursuant to this Section 6 shall be further conditioned upon either of the following being met:

         (i) fourteen months shall have elapsed from the Closing Date for each Class 3 Note affected, the Common Stock of the Company shall have been trading at an average Market Price of the greater of $1 per share or 125% of the conversion price for the Class 3 Notes being called for the four months prior to the specified prepayment date and the Common Stock receivable by the Class 3 Purchasers upon conversion of their Class 3 Notes having been eligible for public market sale, whether through registration or an exemption therefrom, for at least four months prior to the specified prepayment date; or

          (ii) the common stock of the Company shall have been trading at an average Market Price of the greater of $1 per share or 200% of the conversion price for the Class 3 Notes being called for the four month prior to the specified prepayment date and the Common Stock receivable by the Class 3 Purchasers upon conversion of their Class 3 Notes having been eligible for public market sale, through registration, for at least four months prior to the specified prepayment date.

7. Subordination. The rights of the holder or holders of this Note to receive payment of any principal hereof or interest hereon is subject and subordinate to the prior payment of the principal of and interest on all existing or future obligations of the Corporation to any Class 1 Note issued prior to April 16, 2002 (the "Senior Indebtedness"). Upon any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, sale of all or substantially all of the assets, dissolution, liquidation, or any other marshalling of the assets and liabilities of the Corporation, or in the event this Note is declared due and payable upon the occurrence of a default as defined in this Note, then the Corporation shall not pay any amount with respect to principal and interest on this Note unless and until the principal of, and interest on, the Senior Indebtedness then outstanding is paid in full.

8. Registered owner. The Corporation may treat the person or persons whose name or names appear on this Note as the absolute owner or owners hereof for the purpose of receiving payment of, or on account of, the principal and interest due on this Note and for all other purposes.

9. Release of shareholders, officers and directors. This Note is the obligation of the Corporation only, and no recourse shall be had for the payment of any principal or interest hereon against any shareholder, officer or director of the Corporation, either directly or through the Corporation, by virtue of any statute for the enforcement of any assessment or otherwise. The holder or holders of this Note, by the acceptance hereof, and as part of the consideration for this Note, release all claims and waive all liabilities against the foregoing persons in connection with this Note.

         INTEGRAL VISION, INC. has caused this Note to b dated and to executed and issued on its behalf by its officer thereto duly authorized.

                                                 INTEGRAL VISION, INC.

                                                 By_____________________________
                                                 Name: Charles J. Drake
                                                 Title: Chairman of the Board

                                    EXHIBIT G
               Defaults or Potential Defaults of Other Agreements

                                      NONE